INVESTOR RIGHTS AGREEMENT

This INVESTOR RIGHTS AGREEMENT is made and entered into on this 10th day of February, 2013 (this “Agreement”) by and among Sentinel RE Investment Holdings LP, a Delaware limited partnership (the “Investor”), Sentio Healthcare Properties, Inc., a corporation organized under the laws of the State of Maryland (the “Company”) and Sentio Healthcare Properties OP, L.P., a Delaware limited partnership (the “Partnership,” and together with the Company, the “Sentio Parties”).

RECITALS

WHEREAS, the Sentio Parties and the Investor are party to that certain Securities Purchase Agreement of even date herewith (the “Securities Purchase Agreement”), pursuant to which the Company may issue and sell to the Investor the Series A Preferred Shares and/or the Series C Preferred Shares, and the Partnership may issue and sell to the Investor the Series B Convertible Preferred Units;

WHEREAS, a condition to the obligations of the Sentio Parties and the Investor under the Securities Purchase Agreement is the execution and delivery of this Agreement;

NOW, THEREFORE, in consideration for the Company’s and the Investor’s execution and delivery of, and the performance of their respective obligations under the Securities Purchase Agreement, the parties hereto, intending to be legally bound, agree as follows:

Article I
DEFINITIONS

Section 1.1           Definitions.

The following definitions shall be applicable to the terms set forth below as used in this Agreement:

“Common Units” will have the meaning ascribed to such term in the Form of Amended Partnership Agreement.

“Consenting Holder” means the then-largest holder or group of Affiliated holders, measured by number of shares, of the Series A Preferred Shares or the Series C Preferred Shares, as applicable.

“Conversion Shares” will mean any Common Stock issued or issuable by the Company upon exchange of Common Units (including Common Units issuable upon conversion of any Preferred Units), in each case in accordance with the Form of Amended Partnership Agreement.

“Extraordinary Dividend” means (i) any dividend or other distribution on shares of Common Stock other than regular quarterly dividends on the Common Stock and (ii) without limiting clause (i) of this definition, during any Term Out Period, any dividends or other distributions on shares of Common Stock that would result in aggregate cumulative dividends or other distributions on shares of Common Stock in excess of $0.7515 per share per annum (adjusted as appropriate to reflect any stock splits, stock dividends, combinations, reorganizations, reclassifications or similar events following the date hereof) from the date hereof through and including the date of such distribution or dividend; provided that no dividend or distribution shall be an “Extraordinary Dividend” under this clause (ii) if and to the extent such distribution or dividend is required to permit the Company to continue to qualify as a REIT.

“Form of Amended Partnership Agreement” means that certain Second Amended and Restated Limited Partnership Agreement of Sentio Healthcare Properties OP, L.P., in the form attached as Exhibit B to the Securities Purchase Agreement.

“Full Cooperation” means where, in addition to the cooperation otherwise required by this Agreement, members of senior management of the Company (including the chief executive officer and chief financial officer) fully cooperate with the underwriter(s) in connection with all reasonable and customary recommendations and requests of such underwriter(s), and make themselves available upon reasonable notice to participate in due diligence meetings or calls, “road-show” and other reasonable and customary marketing activities in such locations (domestic and foreign) as recommended by the underwriter(s).

“Listing” means the approval for trading of the Common Stock on any securities exchange registered as a national securities exchange under Section 6 of the Exchange Act.

“Liquidation Event” means a transaction to sell, convey, or otherwise dispose of all or substantially all of the Company’s assets (including by way of a series of related sale transactions of individual assets) or merge with or into or consolidate with any other corporation, limited liability company or other entity (other than a wholly-owned Subsidiary), provided that this definition shall not apply to a merger effected exclusively for the purpose of changing the domicile of the Company.

“Outstanding Securities” means the aggregate value of the outstanding shares of the Company’s capital stock and all of the Partnership Units of the Partnership.

“Partnership Units” will have the meaning ascribed to such term in the Form of Amended Partnership Agreement.

“Permitted Transferee” means: (i) any Person that receives the Company’s capital stock from the Investor or any Permitted Transferee upon the earliest to occur of (A) the Aggregate Put Right being exercised, (B) the Put Exercise being canceled and (C) the third anniversary of the Effective Date, or (ii) at any time, (A) any Affiliate of the Investor, and (B) any shareholder, partner, managing director, member, principal or retired partner of the Investor upon a pro rata distribution by a partnership or a limited liability company to its partners or members or otherwise upon the dissolution or liquidation of the Investor.

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“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

“Preferred Stock Director” will mean any director appointed or nominated by the Investor pursuant to Section 3.4 hereof and any other “Preferred Stock Director” as such term is defined in the Articles Supplementary and the Series C Articles Supplementary.

“Preferred Units” will have the meaning ascribed to such term in the Form of Amended Partnership Agreement.

“Primary Offering Demand” will have the meaning ascribed to such term in Section 2.2(a) hereof.

“Primary Offering Securities” means Common Stock that are newly issued and sold for the Company’s account in response to a Primary Offering Demand.

“Proportionate Percentage” means, as of any determination date and in respect of any Person, a fraction, expressed as a percentage, equal to (x) the number of shares of Common Stock then held by such Person divided by (y) the number of shares of Common Stock then outstanding. Solely for purposes of this definition, Common Stock will be deemed to be “held” by any Person or “outstanding”, in each case, if such Common Stock would be held by such Person or outstanding after giving effect to the conversion or exchange, in accordance with their terms, of any and all securities then convertible or exchangeable, directly or indirectly, into Common Stock (including, without limitation, the Series B Convertible Preferred Units), but without giving effect to any limitations on such conversion or exchange applicable as a result of the Aggregate Stock Ownership Limit or the Common Stock Ownership Limit (as each such term is defined in the Company’s charter) or any comparable limitations. Solely for purposes of determining the Proportionate Percentage hereunder, each of the Preferred Shares will be deemed convertible into shares of Common Stock at the Assumed Conversion Rate (as such term is defined in the Articles Supplementary or the Series C Articles Supplementary, as applicable).

“Prospectus” shall mean the prospectus included in any Registration Statement (including a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A or Rule 430B promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, and all other amendments and supplements to the prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

“Qualified Listing” means an initial Listing by the Company in which the average daily price per share of Common Stock so listed for at least 15 of the first 30 consecutive trading days is in excess of $8 (adjusted as appropriate to reflect any stock splits, stock dividends, combinations, reorganizations, reclassifications or similar events following the date hereof).

“Redemption Price” will have the meaning assigned to such term in the Form of Amended Partnership Agreement.

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“REIT Shares Amount” will have the meaning assigned to such term in the Form of Amended Partnership Agreement.

“Registrable Securities” means, as of any date of determination, (i) Preferred Shares, (ii) Conversion Shares and (iii) any other securities issued or issuable with respect to any such shares by way of share split, share dividend, distribution, recapitalization, merger, exchange, replacement or similar event or otherwise, in each case, until such time as such Conversion Shares, Preferred Shares or other securities, as applicable, have been disposed of in accordance with the Registration Statement, or have been sold pursuant to Rule 144 under the Securities Act.

“Registration Expenses” means all expenses incident to the Company’s performance of or compliance with Article II, including, without limitation, all registration and filing fees, all listing fees, all fees and expenses of complying with securities or blue sky laws, FINRA fees, and printing expenses, and the fees and disbursements of counsel for the Company and of the Company’s independent public accountants, but excluding any brokerage commissions or discounts, underwriting commissions, Investor’s counsel and underwriter counsel fees (except blue sky), roadshow costs and similar fees and costs payable in connection with an offer, sale or resale of Registrable Securities.

“Registration Statement” shall mean any registration statement of the Company under the Securities Act which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all materials incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Rule 144” means Rule 144 under the Securities Act, as amended from time to time (or any successor statute).

“Term Out Period” will have the meaning assigned to such term in Section 6.1(d) hereof.

“Term Out Period Change of Control” means, during the Term Out Period, (i) the sale (whether by merger, recapitalization or other sale or business combination transaction) of all or substantially all of the assets of the Company to any Person (or group of Persons acting in concert), other than to the Investor or its Affiliates; or (ii) a merger, recapitalization or other sale or business combination transaction by the Company, the Company’s stockholders (other than the Investor and its Affiliates) or any of their respective Affiliates, to a Person (or group of Persons acting in concert) of equity interests that results in any Person (or group of Persons acting in concert), other than the Investor or its Affiliates, owning more than 50% of the equity interests or voting power of the Company (or any resulting company after a business combination) or acquiring the ability to appoint a majority of the Board.

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“Underwriters’ Maximum Number” means the maximum number of Registrable Securities that an underwriter will offer for sale in an Underwritten Offering before such number will adversely affect the price of such offering.

Section 1.2           Additional Definitions.   In addition to the foregoing, capitalized terms used in this Agreement and not otherwise defined in this Article I shall have the meanings so given to such terms herein. Capitalized terms used but not defined herein will have the meanings ascribed to such terms in the Securities Purchase Agreement.

Article II
REGISTRATION RIGHTS

Section 2.1           Demand Registration.

(a)          Subject to the provisions hereof, at any time on or after the four (4) year anniversary of the Effective Date, the Investor shall have the right to require the Company to file a Registration Statement registering for the offer, sale and distribution of all or part of their Registrable Securities under the Securities Act (a “Demand Registration”) by delivering a written request therefor to the Company (i) specifying the number of Registrable Securities to be included in such registration, (ii) specifying the intended method of disposition thereof, including whether pursuant to an Underwritten Offering (as defined below), and (iii) containing all information about the Investor required to be included in such Registration Statement in accordance with applicable law. The date upon which the Investor delivers such request shall be referred to herein as a “Demand Date.” As soon as practicable after the Demand Date, the Company shall use reasonable best efforts to effect such registration (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) of the Registrable Securities that the Company has been so requested to register; provided, however, that (A) the Investor shall not make a request for a Demand Registration unless the Registrable Securities requested to be so registered (i) would reasonably be expected to result in aggregate gross cash sale proceeds in excess of $20,000,000 (without regard to any underwriting discount or commission) or (ii) comprise at least 10% of the Outstanding Securities prior to the applicable Demand Date, and (B) the Investor will not be entitled to require the Company to effect more than five (5) Demand Registrations in the aggregate under this Agreement. Notwithstanding the foregoing, the limitation set forth in proviso (A) above will not apply so long as the Investor requests a Demand Registration for all of the Registrable Securities it holds at the time of the request.

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(b)          The offering of the Registrable Securities pursuant to such Demand Registration may be in the form of an underwritten public offering (an “Underwritten Offering”). In such case, (i) the Company, with the written consent of the Investor (not to be unreasonably withheld) may designate the managing underwriter(s), investment banker(s) and manager(s) of the Underwritten Offering (including in any Shelf Offering) and (ii) the Company shall (together with the Investor) enter into an underwriting agreement in customary form for underwriting agreements for firm commitment offerings of equity securities with the managing underwriter(s) proposing to distribute their securities through such Underwritten Offering, which underwriting agreement shall have indemnification provisions in substantially the form as set forth in Section 2.9 of this Agreement; provided, that (i) the Investor shall not be required to make any representations and warranties to, or agreements with, any underwriter in a registration other than customary representations, warranties and agreements and (ii) the liability of the Investor in respect of any indemnification, contribution or other obligation of the Investor arising under such underwriting agreement (a) shall be limited to losses arising out of or based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, any such preliminary Prospectus, final Prospectus, summary Prospectus, amendment or supplement, incorporated document or other such disclosure document or other document or report, in reliance upon and in conformity with information furnished to the Company by or on behalf of the Investor expressly for inclusion therein and (b) shall not in any event, absent fraud or intentional misrepresentation, exceed an amount equal to the net proceeds to the Investor (after deduction of all underwriters’ discounts and commissions) from the disposition of the Registrable Securities disposed of by the Investor pursuant to such Underwritten Offering. The Investor may not participate in any such Underwritten Offering unless the Investor agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement.

(c)          If, in connection with an Underwritten Offering, the managing underwriter(s) advise the Company that in its or their good faith opinion the number of securities proposed to be included in such registration exceeds the Underwriters’ Maximum Number, then the Company will be obligated and required to include in such Underwritten Offering only that number of Registrable Securities requested by the Investor to be included in such registration that does not exceed such Underwriters’ Maximum Number pro rata among the holders of Registrable Securities that have requested to participate in such Demand Registration on the basis of the percentage of the Registrable Securities requested to be included in such Registration Statement by such holders. No Common Stock held by any Person other than Registrable Securities held by the Investor shall be included in a Demand Registration without the prior written consent of the holders of a majority in interest of the Registrable Securities.

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(d)          A registration will not be deemed to have been effected as a Demand Registration unless the Registration Statement relating thereto (i) covers all Registrable Securities specified in the applicable Demand Registration request for sale in accordance with the intended method or methods of distribution specified in such Demand Registration, subject to the underwriter cutbacks described in Section 2.1(c) (but only if the Underwriters’ Maximum Number represents at least 75% of the Registrable Securities so specified), (ii) has been declared effective by the Commission, (iii) is maintained effective for the period required pursuant to this Agreement and (iv) the Company has complied in all material respects with its obligations under this Agreement with respect thereto; provided, however, that if, after it has become effective, (A) such Registration Statement or the related offer, sale or distribution of Registrable Securities thereunder is or becomes the subject of any stop order, injunction or other order or requirement of the Commission or any other governmental or administrative agency, or if any court prevents or otherwise limits the sale of the Registrable Securities pursuant to the registration (but only if such stop order, injunction or other order or requirement did not result from a statement or alleged statement in or omission or alleged omission from such Registration Statement, any preliminary Prospectus, final Prospectus or summary Prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with information specifically furnished to the Company by the Investor for incorporation therein), and in each case less than all of the Registrable Securities covered by the effective Registration Statement are actually sold by the Investor pursuant to the Registration Statement, or (B) if, in the case of an Underwritten Offering, the Company fails to provide Full Cooperation, then such registration will be deemed not to have been effected for purposes of clause (B) of the proviso to Section 2.1(a). If (i) a registration requested pursuant to this Section 2.1 is deemed not to have been effected as a Demand Registration or (ii) the registration requested pursuant to this Section 2.1 does not remain continuously effective until at least 75% of the Registrable Securities covered by the effective Registration Statement have been sold, then such Demand Registration request shall not count as a Demand Registration request for the purposes of clause (B) of the proviso to Section 2.1(a) and the Company shall continue to be obligated to effect a Demand Registration pursuant to this Section 2.1 of the Registrable Securities included in such registration. In circumstances not including the events described in the immediately two preceding sentences of this Section 2.1(d), the Investor shall be permitted voluntarily to withdraw all or any part of its Registrable Securities from a Demand Registration at any time prior to the commencement of marketing of such Demand Registration, provided that such registration nonetheless shall count as a Demand Registration for purposes of clause (B) of the proviso to Section 2.1(a).

(e)          The Investor shall be permitted to abandon or withdraw all or any part of their shares from a Demand Registration, in which event the Company shall abandon or withdraw such Registration Statement; provided, that such Demand Registration underlying such abandonment or withdrawal shall not be deemed to be a Demand Notice for purposes of clause (B) of the proviso to Section 2.1(a) if (a) such withdrawal or abandonment is requested prior to the filing of the applicable Registration Statement or in response to a material adverse change regarding the Company or a material adverse change in the financial markets generally or (b) the Investor reimburses the Company for the documented out-of-pocket Registration Expenses incurred by the Company in connection with such Demand Registration prior to the date of such abandonment or withdrawal.

Section 2.2           Primary Offering Demand Right.

(a)          Subject to the provisions hereof, at any time the Investor (i) has the right to require a Demand Registration in accordance with the provisions of Section 2.1 hereof, and (ii) holds Partnership Units that would be exchangeable for Registrable Securities but for limits imposed upon such exchange due to restrictions on the ownership and transfer of Company Common Stock set forth in Article VI of the Charter, Investor shall have the right to require the Company to file a Registration Statement registering for the offer, sale and distribution of (A) Primary Offering Securities, or (B) both Primary Offering Securities and Registrable Securities (each such demand described in clause (A) or (B), a “Primary Offering Demand”) by delivering a written request therefor to the Company (x) specifying the number of Primary Offering Securities and the number of Registrable Securities, if any, to be included in such registration, (y) specifying whether the intended method of disposition thereof is pursuant to an Underwritten Offering, and (z) containing all information about the Investor required to be included in such Registration Statement in accordance with applicable law. The date upon which the Investor delivers such request shall be referred to herein as a “Primary Offering Demand Date.”

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(b)          As soon as practicable after the Primary Offering Demand Date, the Company shall use reasonable best efforts to effect such registration (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) of the Primary Offering Securities and Registrable Securities that the Company has been so requested to register; provided, however, that (i) the Investor shall not make a request for a Primary Offering Demand for an offering amount that is reasonably expected to result in aggregate gross cash sale proceeds (without regard to any underwriting discount or commission) (A) greater than the aggregate value of the Registrable Securities and Partnership Units held by the Investor at the time of such Primary Offering Demand Date, or (B) less than the lesser of (x) $20,000,000 of Registrable Securities and Partnership Units and (y) 10% of the Outstanding Securities prior to the applicable Demand Date, and (ii) any Primary Offering Demand made by the Investor and effected by the Company in accordance with the provisions of this Agreement will be counted to reduce by one the total number of Demand Registrations to which the Investor is entitled in accordance with Section 2.1(a) hereof. Notwithstanding the foregoing, the limitation set forth in proviso (B) above will not apply so long as the Investor requests a Primary Offering Demand for all of the Registrable Securities and Partnership Units it holds at the time of the request.

(c)          The offering of the Primary Offering Securities and Registrable Securities, if any, pursuant to such Primary Offering Demand may be in the form of an Underwritten Offering. In such case, (i) the Company, with the consent of the Investor (not to be unreasonably withheld), may designate the managing underwriter(s), investment banker(s) and manager(s) of the Underwritten Offering (including in any Shelf Offering) and (ii) the Company shall (together with the Investor if Registrable Securities are to be Registered) enter into an underwriting agreement in customary form for underwriting agreements for firm commitment offerings of equity securities with the managing underwriter(s) proposing to distribute their securities through such Underwritten Offering, which underwriting agreement shall have indemnification provisions in substantially the form as set forth in Section 2.9 of this Agreement; provided, that (i) the Investor shall not be required to make any representations and warranties to, or agreements with, any underwriter in a registration other than customary representations, warranties and agreements and (ii) the liability of the Investor in respect of any indemnification, contribution or other obligation of the Investor arising under such underwriting agreement shall be limited to losses arising out of or based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, any such preliminary Prospectus, final Prospectus, summary Prospectus, amendment or supplement, incorporated document or other such disclosure document or other document or report, in reliance upon and in conformity with information furnished to the Company by or on behalf of the Investor expressly for inclusion therein. The Investor may not participate in any such Underwritten Offering unless the Investor agrees to sell its Registrable Securities, if any, on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement.

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(d)          If, in connection with an Underwritten Offering made in response to a Primary Offering Demand, the managing underwriter(s) advise the Company that in its or their good faith opinion the number of securities proposed to be included in such registration exceeds the Underwriters’ Maximum Number, then the Company will be obligated and required to include in such Underwritten Offering only that number of Primary Offering Securities and Registrable Securities requested by the Investor to be included in such registration that does not exceed such Underwriters’ Maximum Number pro rata among the holders of Registrable Securities that have requested to participate in such Demand Registration on the basis of the percentage of the Registrable Securities requested to be included in such Registration Statement by such holders.

(e)          A registration will not be deemed to have been effected as a Primary Offering Demand unless the Registration Statement relating thereto (i) covers all Primary Offering Securities and, if applicable, Registrable Securities specified in the applicable Demand Registration request for sale in accordance with the intended method or methods of distribution specified in such Demand Registration, subject to the underwriter cutbacks described in Section 2.2(d) (but only if the Underwriters’ Maximum Number represents at least 75% of the Primary Offering Securities and, if applicable, Registrable Securities so specified) (ii) has been declared effective by the Commission (iii) is maintained effective for the period required pursuant to this Agreement and (iv) the Company has complied in all material respects with its obligations under this Agreement with respect thereto; provided, however, that if, after it has become effective, (A) such Registration Statement or the related offer, sale or distribution of Primary Offering Securities or Registrable Securities thereunder is or becomes the subject of any stop order, injunction or other order or requirement of the Commission or any other governmental or administrative agency, or if any court prevents or otherwise limits the sale of the Primary Offering Securities or Registrable Securities pursuant to the registration (but only if such stop order, injunction or other order or requirement did not result from a statement or alleged statement in or omission or alleged omission from such Registration Statement, any preliminary Prospectus, final Prospectus or summary Prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with information specifically furnished to the Company by the Investor for incorporation therein), and in each case less than all of the Primary Offering Securities or Registrable Securities covered by the effective Registration Statement are actually sold by the Investor pursuant to the Registration Statement, or (B) if, in the case of an Underwritten Offering, the Company fails to provide Full Cooperation, then such registration will be deemed not to have been effected for purposes of clause (ii) of the proviso to Section 2.2(b). If (i) a registration requested pursuant to this Section 2.2 is deemed not to have been effected as a Primary Offering Demand or (ii) in the event Registrable Securities are registered pursuant to the Primary Offering Demand, the registration requested pursuant to this Section 2.2 does not remain continuously effective until at least 75% of the Registrable Securities covered by the effective Registration Statement have been sold, then such Demand Registration request shall not count as a Demand Registration request for the purposes of clause (B) of the proviso to Section 2.1(a) and the Company shall continue to be obligated to effect a Primary Offering Demand pursuant to this Section 2.2 of the Primary Offering Securities and Registrable Securities included in such registration. In circumstances not including the events described in the immediately two preceding sentences of this Section 2.2(e), the Investor shall be permitted voluntarily to withdraw all or any part of its Registrable Securities from a Primary Offering Demand at any time prior to the commencement of marketing of such Primary Offering Demand, provided that such registration nonetheless shall count as a Primary Offering Demand for purposes of clause (ii) of the proviso to Section 2.2(b).

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(f)          If any of the Partnership Units underlying a Primary Offering Demand are Preferred Units, then such Primary Offering Demand will be deemed to be an election by Investor to convert such Preferred Units into Common Units in accordance with the Form of Amended Partnership Agreement at the Applicable Conversion Price (as defined in the Form of Amended Partnership Agreement) in effect on the Primary Offering Demand Date, conditioned upon the Company effecting such Primary Offering Demand in accordance with Section 2.2(e) hereof.

(g)          Upon effecting the sale of the Primary Offering Securities in respect of a Primary Offering Demand, the Company will contribute the net proceeds received from such sale to the Partnership in exchange for Common Units as provided in the Form of Amended Partnership Agreement. The Partnership will use such contributed proceeds from the Company to redeem Common Units held by the Investor (including Common Units received by Investor upon conversion of Investor’s Preferred Units in accordance with Section 2.2(f) hereof) at a price per Common Unit equal to the REIT Shares Amount applicable to such Common Unit, multiplied by the price per share of the Primary Offering Securities sold in connection with the Primary Offering Demand (net of any underwriting discounts and commissions attributable to the sale of such Primary Offering Securities).

(h)          The Investor shall be permitted to abandon or withdraw all or any part of their shares from a Demand Registration, in which event the Company shall abandon or withdraw such Registration Statement; provided that such Demand Registration underlying such abandonment or withdrawal shall not be deemed to be a Demand Notice for purposes of clause (B) of the proviso to Section 2.1(a) if such withdrawal or abandonment is requested prior to the effectiveness of the Registration Statement and either in response to a material adverse change regarding the Company or a material adverse change in the financial markets generally.

Section 2.3           Piggyback Registration.

(a)          At any time after the Effective Date, if (and on each occasion that) the Company proposes to register any of its securities under the Securities Act (other than pursuant to Section 2.1) for the account of any of itself or its security holders and whether or not an underwritten offering (each such registration not withdrawn or abandoned prior to the effective date thereof being herein referred to as a “Piggyback Registration”), the Company shall give written notice to the Investor promptly, but in no event later than ten (10) Business Days prior to the anticipated filing date.

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(b)          Subject to the provisions contained in Section 2.3(a) and Section 2.3(c) and in the last sentence of this Section 2.3(b), the Company will be obligated and required to include in each Piggyback Registration such Registrable Securities as requested in a written notice from the Investor delivered to the Company no later than five (5) Business Days following delivery of the notice from the Company specified in Section 2.3(a). The Investor shall be permitted to withdraw all or any part of their shares from any Piggyback Registration at any time on or before the effective date of such Piggyback Registration, except as otherwise provided in any written agreement with the Company’s underwriter(s) establishing the terms and conditions under which the Investor would be obligated to sell such securities in such Piggyback Registration. The Company may terminate or withdraw any Piggyback Registration prior to the effective date of such Registration Statement, whether or not the Investor has elected to include Registrable Securities in such registration.

(c)          If a Piggyback Registration is an Underwritten Offering on behalf of a holder of Company securities other than the Investor, and the managing underwriter(s) advise the Company that in its or their good faith opinion the number of securities proposed to be included in such registration exceeds the Underwriters’ Maximum Number, then the Company shall be obligated and required to include in such Underwritten Offering only that number of Registrable Securities requested by the Investor to be included in such registration that does not exceed such Underwriters’ Maximum Number, which shall be allocated as follows (i) first, the number of securities requested to be included therein by the holder(s) originally requesting such registration, (ii) second, the number of Registrable Securities requested to be included therein by the Investor pro rata among such holders on the basis of the percentage of Registrable Securities requested to be included in such Registration Statement by such holders and (iii) third, any other securities that have been requested to be so included by any other Person.

(d)          In any Piggyback Registration that is an Underwritten Offering, the Company shall have the right to select the managing underwriter(s) for such registration.

(e)          Notwithstanding the provisions of this Section 2.3, the Investor shall not be entitled to register Registrable Securities in a Piggyback Registration if the Company proposes to register any of its securities under the Securities Act in connection with:

(i)          the issuance of securities to employees, consultants, officers or directors of the Company pursuant to any stock option, stock purchase or stock bonus plan, agreement or arrangement on Form S-4, Form S-8 or any similar or successor forms thereto;

(ii)         the issuance of securities pursuant to the acquisition of another business entity or business segment of any such entity by the Company by merger, purchase of assets or other reorganization; or

(iii)        the issuance of securities to existing holders of Common Stock under the Company’s dividend reinvestment program.

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(f)          The Company shall not grant to any Person the right to request the Company to register any shares of Company securities in a Piggyback Registration unless such rights are consistent with the provisions of this Section 2.3.

Section 2.4           Registration Expenses.

The Company shall pay all of the Registration Expenses in connection with registrations pursuant to this Article II, including all (a) registration and filing fees and expenses, including, without limitation, those related to filings with the Commission, stock exchange or trading system, (b) fees and expenses of compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel (including counsel for the underwriters) in connection with blue sky qualifications of the Registrable Securities), (c) reasonable processing, duplicating and printing expenses, including expenses of printing Prospectuses reasonably requested by the Investor, (d) of the Company’s internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties, the expense of any liability insurance and the expense of any annual audit or quarterly review), (e) fees and expenses incurred in connection with listing the Primary Offering Securities and Registrable Securities, as applicable, for trading on a national securities exchange, (f) fees and expenses in connection with the preparation of the Registration Statement and related documents covering the Primary Offering Securities and Registrable Securities, as applicable, (g) fees and expenses, if any, incurred with respect to any filing with FINRA, (h) any documented out-of-pocket expenses of the underwriter(s) incurred with the approval of the Company, (i) the cost of providing any CUSIP or other identification numbers for the Primary Offering Securities and Registrable Securities, as applicable, (j) fees and expenses and disbursements of counsel for the Company and the underwriters and fees and expenses for independent certified public accountants retained by the Company (including, without limitation, the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters requested), (k) fees and expenses of any special experts retained by the Company and the underwriters in connection with such registration, (l) fees and expenses of the underwriters customarily paid by issuers or sellers of securities and (m) reasonable and documented fees and expenses of one firm of counsel for the Investor in connection with each Demand Registration, Piggyback Registration or Shelf Offering (“Investor’s Counsel”). Other than as provided in the foregoing sentence, the Company will have no obligation to pay any out-of-pocket expenses of the Investor relating to the registrations effected pursuant to this Agreement. Notwithstanding the foregoing, Investor and any Permitted Transferees, as applicable, will be responsible for any underwriting discounts and commissions attributable to the sale of Registrable Securities registered in accordance with this Agreement, with such discounts and commissions allocated pro rata on the basis of the number of Registrable Securities so registered by such Investor or Permitted Transferee. The obligation of the Company to bear the expenses described in this Section 2.4 and to pay or reimburse the Investor for the expenses described in this Section 2.4 shall apply irrespective of whether the Registration Statement is filed or becomes effective or any sales of Primary Offering Securities or Registrable Securities ultimately take place.

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Section 2.5           Registration Procedures.

In the case of each registration effected by the Company pursuant to this Agreement, the Company shall keep the Investor advised in writing as to the initiation of each registration and as to the completion thereof. In connection with any such registration:

(a)          The Company will, as soon as reasonably practicable after its receipt of the request for registration under Section 2.1(a), prepare and file with the Commission a Registration Statement, and use reasonable best efforts to cause such Registration Statement to become and remain effective until the completion of the distribution contemplated thereby. Notwithstanding the foregoing, such Registration Statement must be filed, if the Company is then eligible for a Form S-3 (which, unless the Investor requests otherwise, shall be (i) filed pursuant to Rule 415 under the Securities Act and (ii) if the Company is a Well-Known Seasoned Issuer at the time of filing such Registration Statement with the Commission, designated by the Company as an Automatic Shelf Registration Statement (as defined in Rule 405 under the Securities Act) or any similar or successor short-form registration (“Short-Form Registrations”) or, if the Company is not then eligible for such Short-Form Registration, on Form S-11 or any similar or successor long-form registration (“Long-Form Registrations”) as soon as reasonably practicable after delivery of the Demand Registration request but, in any event, the Company shall be required to make the initial filing of the Registration Statement in connection with such Demand Registration within 60 days, in the case of a Long-Form Registration, or 30 days, in the case of a Short-Form Registration, following receipt of such Demand Notice.

(b)          The Company will (i) promptly prepare and file with the Commission such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for as long as such registration is required to remain effective pursuant to the terms hereof, (ii) cause the Prospectus to be supplemented by any required Prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act, and (iii) comply with the provisions of the Securities Act applicable to it with respect to the disposition of all Primary Offering Securities and Registrable Securities, as applicable, covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the Investor set forth in such Registration Statement or supplement to the Prospectus.

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(c)          The Company will, at least ten (10) days prior to filing a Registration Statement or at least five (5) days prior to filing a Prospectus or any amendment or supplement to such Registration Statement or Prospectus, including documents that would be incorporated or deemed to be incorporated therein by reference, furnish to (i) the Investor, (ii) Investor’s Counsel and (iii) each underwriter of the Primary Offering Securities and Registrable Securities, as applicable, covered by such Registration Statement, copies of such Registration Statement, Prospectus and each amendment or supplement as proposed to be filed, together with any exhibits or other documents that would be incorporated or deemed to be incorporated thereto, which documents will be subject to reasonable review and comment by each of the foregoing Persons within three (3) days after receipt, and, if requested by such counsel, provide such counsel reasonable opportunity to participate in the preparation of such Registration Statement and each Prospectus included therein and such other opportunities to conduct a reasonable investigation within the meaning of the Securities Act, including reasonable access to the Company’s books and records, officers, accountants and other advisors. Thereafter, the Company shall furnish to the Investor, Investor’s Counsel and the underwriter(s), if any, such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus) and such other documents or information as the Investor, Investor’s Counsel or the underwriter(s) may reasonably request in order to facilitate the disposition of the Primary Offering Securities and Registrable Securities, as applicable, in accordance with the plan of distribution set forth in the Prospectus included in the Registration Statement; provided, however, that notwithstanding the foregoing, if the Company intends to file any Prospectus, Prospectus supplement or Prospectus sticker that does not make any material changes in the documents already filed, then Investor’s Counsel will be afforded such opportunity to review such documents prior to filing consistent with the time constraints involved in filing such document, but in any event no less than one (1) day. The Company shall not file any such Registration Statement or Prospectus or any amendments or supplements thereto (including such documents that, upon filing, would be incorporated or deemed to be incorporated by reference therein) with respect to a Demand Registration to which the holders of a majority of the Registrable Securities covered by such Registration Statement, their counsel, or the managing underwriters, if any, shall reasonably object, in writing, on a timely basis, unless, in the opinion of the Company’s counsel, such filing is necessary to comply with applicable law.

(d)          The Company will promptly notify the Investor of any stop order issued or threatened by the Commission or the initiation of any proceedings for that purpose and, if entered, use reasonable best efforts to prevent the entry of such stop order or to remove it as soon as reasonably possible.

(e)          On or prior to the date on which the Registration Statement is declared effective, the Company shall use reasonable best efforts to register or qualify such Primary Offering Securities and Registrable Securities, as applicable, under such other securities or blue sky laws of such jurisdictions as the Investor reasonably requests and do any and all other lawful acts and things which may be reasonably necessary or advisable to enable the Company, with respect to Primary Offering Securities, and the Investor, with respect to Registrable Securities, to consummate the disposition in such jurisdictions of such Primary Offering Securities and Registrable Securities, and use reasonable best efforts to keep each such registration or qualification (or exemption therefrom) effective during the period which the Registration Statement is required to be kept effective pursuant to this Agreement; provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection (e), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction. The Company will use its reasonable best efforts to lift any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction at the earliest date reasonably practicable.

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(f)          The Company will notify the Investor, Investor’s Counsel and the underwriter(s) promptly and (if requested by any such Person) confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information to be included in any Registration Statement or Prospectus or otherwise, (iii) of the issuance by any state securities commission or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Primary Offering Securities and Registrable Securities, as applicable, under state securities or blue sky laws or the initiation of any proceedings for that purpose, (iv) of the happening of any event that requires the making of any changes in a Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated by reference therein so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements in the Registration Statement and Prospectus not misleading in light of the circumstances in which they were made (which notice shall notify the selling holders only of the occurrence of such an event and shall provide no additional information regarding such event to the extent such information would constitute material non-public information); and, as promptly as practicable thereafter, prepare and file with the Commission and furnish a supplement or amendment to such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document, so that, as thereafter delivered to the purchasers of such Primary Offering Securities and Registrable Securities, as applicable, such document will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (v) if at any time the Company has reason to believe that the representations and warranties of the Company contained in any agreement (including any underwriting agreement) cease to be true and correct and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose. The Investor hereby agrees to keep any disclosures under clause (iv) above confidential until such time as a supplement or amendment is filed.

(g)          The Company, during the period when the Prospectus is required to be delivered under the Securities Act, promptly will file all documents required to be filed with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act.

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(h)          The Company shall provide a transfer agent and registrar for the Primary Offering Securities and Registrable Securities, as applicable, not later than the effective date of such Registration Statement and shall cooperate with, and cause the Company’s transfer agent to cooperate with, the selling holders of Registrable Securities and the underwriters, if any, to facilitate the timely settlement of any offering or sale of Registrable Securities, including the preparation and delivery of certificates (not bearing any legends) or book-entry (not bearing stop transfer instructions) representing Registrable Securities to be sold after receiving written representations from each holder of such Registrable Securities that the Registrable Securities represented by the certificates so delivered by such holder will be transferred in accordance with the Registration Statement and, in connection therewith, if reasonably required by the Company’s transfer agent, the Company shall promptly after the effectiveness of the Registration Statement cause an opinion of counsel as to the effectiveness of any Registration Statement to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent which authorize and direct the transfer agent to issue such Registrable Securities without restriction upon sale by the holder of such shares of Registrable Securities under the Registration Statement.

(i)          The Company otherwise shall use its reasonable best efforts to comply with all applicable rules and regulations of the Commission.

(j)          If requested by the managing underwriters, if any, or the Investor, promptly include in a Prospectus supplement or post-effective amendment such information as the managing underwriters, if any, and such holders may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received such request; provided, however, that the Company shall not be required to take any actions under this Section 2.5(j) that are not, in the opinion of counsel for the Company, in compliance with applicable law.

(k)          Furnish or make available to the Investor, its counsel and each managing underwriter, if any, without charge, at least one conformed copy of the Registration Statement, the Prospectus and Prospectus supplements, if applicable, and each post-effective amendment thereto, including financial statements (but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits, unless requested in writing by such holder, counsel or underwriter); provided that the Company may furnish or make available any such documents in electronic format.

(l)          Deliver to the Investor, its counsel, and the underwriters, if any, without charge, as many copies of the Prospectus or Prospectuses (including each form of Prospectus) and each amendment or supplement thereto as such Persons may reasonably request from time to time in connection with the distribution of the Registrable Securities; provided that, with the consent of the selling holder of Registrable Securities, the Company may furnish or make available any such documents in electronic format; and the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by the Investor and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any such amendment or supplement thereto.

(m)          Prior to the effective date of the Registration Statement relating to the Registrable Securities, provide a CUSIP number for the Registrable Securities.

(n)          Subject only to official notice of issuance, cause all shares of Registrable Securities covered by such Registration Statement to be listed on a national securities exchange if shares of the particular class of Registrable Securities are at that time listed on such exchange, as the case may be, prior to the effectiveness of such Registration Statement.

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(o)          Enter into such agreements (including underwriting agreements in form, scope and substance as is customary in underwritten offerings and such other documents reasonably required under the terms of such underwriting agreements, including customary legal opinions and auditor “comfort” letters) and take all such other actions reasonably requested by the Investor (including those reasonably requested by the managing underwriters, if any) to expedite or facilitate the disposition of such Registrable Securities, including, to the extent required hereunder, Full Cooperation.

(p)          In connection with a customary due diligence review, make available for inspection by a representative of the Investor, any underwriter participating in any such disposition of Registrable Securities, if any, and any counsel or accountants retained by the Investor, at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information and participate in customary due diligence sessions in each case reasonably requested by any such representative, underwriter, counsel or accountant in connection with such Registration Statement.

(q)          Cooperate with the Investor and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the FINRA, including the use reasonable best efforts to obtain FINRA’s pre-clearance or pre-approval of the Registration Statement and applicable Prospectus upon filing with the Commission.

(r)          For purposes of Section 2.5(a) and Section 2.5(b), the period of distribution of Primary Offering Securities and Registrable Securities, as applicable, in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Primary Offering Securities and Registrable Securities in any other registration shall be deemed to extend until such securities cease to be Primary Offering Securities or Registrable Securities, as applicable (as evidenced, upon the Investor’s request, by an opinion of counsel of the Company reasonably satisfactory to the Investor) or such shorter period upon which all Investors with Registrable Securities included in such Registration Statement have notified the Company that such Registrable Securities have been sold (provided, however, that such period shall be extended for a period of time equal to the period the holder of Registrable Securities refrains from selling any securities included in such Registration Statement at the request of the Company or an underwriter of the Company pursuant to the provisions of this Agreement).

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Section 2.6           Investor’s Obligations.

The Company may require the Investor to promptly furnish in writing to the Company such information regarding the distribution of the Primary Offering Securities and Registrable Securities, as applicable, as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration, including all such information as may be requested by the Commission. Investor agrees that, notwithstanding the provisions of Section 2.7 hereof, upon receipt of any written notice from the Company of the happening of any event of the kind described in Section 2.5(f) hereof, the Investor will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until the Investor’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 2.5(f) hereof or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and, if so directed by the Company, the Investor will deliver to the Company all copies, other than permanent file copies then in the Investor’s possession and retained solely in accordance with record retention policies then-applicable to the Investor, of the most recent Prospectus covering such Registrable Securities at the time of receipt of such notice. In the event the Company shall give such notice, the Company shall extend the period during which such Registration Statement shall be maintained effective by the number of days during the period from and including the date of the giving of notice pursuant to Section 2.5(f) hereof to the date when the Company shall make available to the Investor a Prospectus supplemented or amended to conform with the requirements Section 2.5(f).

Section 2.7           Blackout Provisions.

(a)          Notwithstanding anything in this Agreement to the contrary, by delivery of written notice to the Investor (a “Suspension Notice”) stating which one or more of the following limitations shall apply to the addressee of such Suspension Notice, the Company may (i) postpone effecting a registration under this Agreement, or (ii) require such addressee to refrain from disposing of Registrable Securities under the registration, in either case for a period of no more than forty-five (45) consecutive days from the delivery of such Suspension Notice (which period may not be extended or renewed). The Company may postpone effecting a registration or apply the limitations on dispositions specified in clause (ii) of this Section 2.7(a) if (x) the Board, in good faith, determines that such registration or disposition would materially impede, delay or interfere with any material transaction then pending or proposed to be undertaken by the Company or any of its subsidiaries, or (y) the Company in good faith determines that the Company is in possession of material non-public information the disclosure of which during the period specified in such notice the Board, in good faith, reasonably believes would not be in the best interests of the Company; provided that (i) the Company may not take any actions pursuant to this Section 2.7(a) for a period of time in excess of ninety (90) days in the aggregate in any twelve (12)-month period and, (ii) the application of such limitations shall not prevent the Investor from making a demand under Section 2.1 or electing to participate in any Piggyback Registration under Section 2.3 or relieve the Company from its obligation to file (but not its obligation to cause to be declared effective) a Registration Statement pursuant to this Agreement and (iii) the application of such limitations shall not apply to the Investor in any Piggyback Registration under Section 2.3 to the extent the Company has waived such limitations with respect to any registered offering of Registrable Securities for its own account or for the account of any other Person, which offering gives rise to such Piggyback Registration.

(b)          If the Company shall take any action pursuant to clause (ii) of Section 2.7(a) in a period during which the Company shall be required to cause a Registration Statement to remain effective under the Securities Act and the Prospectus to remain current, such period shall be extended for such Person by one (1) day beyond the end of such period for each day that, pursuant to Section 2.7(a), the Company shall require such Person to refrain from disposing of Registrable Securities owned by such Person.

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Section 2.8           Exchange Act Registration.

The Company will use its reasonable best efforts to timely file with the Commission such information as the Commission may require under Section 13(a) or Section 15(d) of the Exchange Act, and the Company shall use its reasonable best efforts to take all action as may be required as a condition to the availability of Rule 144 or Rule 144A under the Securities Act with respect to its Common Stock. The Company shall furnish to any holder of Registrable Securities forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and Rule 144A under the Securities Act, and of the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and (iii) such other reports and documents as a holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a holder to sell any such Registrable Securities without registration to the extent that such reports or documents are not publicly available on the Commission’s Electronic Data Gathering, Analysis and Retrieval system or any successor system thereto. Certificates evidencing Registrable Securities shall not contain any legend at such time as the Investor has provided reasonable evidence to the Company (including any customary broker’s or selling stockholder’s letters but expressly excluding an opinion of counsel other than with respect to clauses (d) or (e) below), that (a) there has been a sale of such Registrable Securities pursuant to an effective Registration Statement, (b) there has been a sale of such Registrable Securities pursuant to Rule 144 (assuming the transferor is not an affiliate of the Company), (c) such Registrable Securities are then eligible for sale under Rule 144(b)(i), (d) in connection with a sale, assignment or other transfer (other than under Rule 144), upon request of the Company, the Investor provides the Company with an opinion of counsel to the Investor, in a reasonably acceptable form, to the effect that such sale, assignment or transfer of the Registrable Securities may be made without registration under the applicable requirements of the Securities Act or (e) such legend is not required under applicable requirements of the Securities Act (including controlling judicial interpretations and pronouncements issued by the Commission). Following such time as restrictive legends are not required to be placed on certificates representing Registrable Securities pursuant to the preceding sentence, the Company will, no later than three (3) Business Days following the delivery by the Investor to the Company or the Company’s transfer agent of a certificate representing Registrable Securities containing a restrictive legend and the foregoing evidence (and opinion if applicable), deliver or cause to be delivered to the Investor a certificate representing such Registrable Securities that is free from all restrictive and other legends or credit the balance account of the Investor’s or the Investor’s nominee with the Depository Trust Company (“DTC”) (if DTC is then offered by the Company and its transfer agent) with a number of shares of Common Stock equal to the number of shares of Common Stock represented by the certificate so delivered by the Investor.

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Section 2.9           Indemnification.

(a)          Indemnification by the Company. The Company will indemnify, defend and hold harmless the Investor, each Affiliate of the Investor, each member, manager, partner, shareholder or equity owner of the Investor or such Affiliate, and each officer, director, trustee, employee, representative, agent and advisor of and to any of the foregoing, and each Person, if any, who controls the Investor within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act and each member, manager, partner, shareholder or equity owner of the such controlling Person, and each officer, director, trustee, employee, representative, agent and advisor of and to any of the foregoing, each underwriter, if any, and each Person, if any, who controls such underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act (each, an “Investor Indemnified Party”) from and against all losses, claims, damages, settlements, liabilities, expenses, costs (including reasonable costs of defense and investigation and all attorneys’ fees), judgments, fines, penalties and charges (“Damages”) to which the Investor and each such other Person may become subject under the Securities Act or otherwise, but only insofar as such Damages (or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus of the Company (or any amendment or supplement thereto) or any preliminary Prospectus of the Company or other document incident to any such registration, qualification, or compliance, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made or any violation by the Company of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation thereunder applicable to the Company, except insofar as the same are based upon information furnished to the Company by an Investor Indemnified Party expressly for use therein.

In addition to the indemnity contained herein, the Company will reimburse the Investor Indemnified Parties promptly upon demand (with accompanying presentation of documentary evidence) for all legal and other costs and expenses reasonably incurred by the Investor or such Investor Indemnified Parties in investigating, defending against, or preparing to defend against any such Loss or claim, action, suit or proceeding with respect to which it is entitled to indemnification.

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(b)          Indemnification by the Investor. With regard to the registration of Primary Offering Securities or Registrable Securities under the Securities Act, the Investor will indemnify, defend and hold harmless, to the fullest extent permitted by law, severally and not jointly with any other holders of Registrable Securities, the Company, each Affiliate of the Company, each member, manager, partner, shareholder or equity owner of the Company or such Affiliate, and each officer, director, trustee, employee, representative, agent and advisor of and to any of the foregoing, and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act and each member, manager, partner, shareholder or equity owner of the such controlling Person, and each officer, director, trustee, employee, representative, agent and advisor of and to any of the foregoing, each underwriter, if any, and each Person, if any, who controls such underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act (each, a “Company Indemnified Party” and together with the Investor Indemnified Party, an “Indemnified Party”) from and against all Damages to which the Company and each such other Person may become subject resulting from any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus of the Company (or any amendment or supplement thereto) or any preliminary Prospectus of the Company or other document incident to any such registration, qualification, or compliance, or arising out of, or based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with information furnished to the Company by the Investor for incorporation therein, but only to the extent that such untrue statements or omissions are based solely upon information regarding the Investor furnished to the Company by the Investor expressly for use therein, or to the extent that such information relates to the Investor or the Investor’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by the Investor expressly for use in the Registration Statement under which any Registrable Securities held by the Investor were registered under the Securities Act, any preliminary Prospectus, final Prospectus or summary Prospectus contained therein, or any amendment or supplement thereto.

In addition to the indemnity contained herein, the Investor will reimburse the Company Indemnified Parties promptly upon demand (with accompanying presentation of documentary evidence) for all legal and other costs and expenses reasonably incurred by the Company or such Company Indemnified Parties in investigating, defending against, or preparing to defend against any such claim, action, suit or proceeding with respect to which it is entitled to indemnification.

The obligations of the Investor under this Section 2.9(b) shall not apply to amounts paid in settlement of any such Damages (or actions in respect thereof) if such settlement is effected without the consent of such holder (which consent shall not be unreasonably withheld). Furthermore, the liability of the Investor under this Section 2.9(b) shall be limited to the net proceeds received by the Investor from the Partnership in redemption of Common Units pursuant to Section 2.2(g) hereof with respect to such Registration Statement and from the sale of Registrable Securities covered by such Registration Statement.

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(c)          Conduct of Indemnification Proceedings. Promptly after an Indemnified Party receives notice of a claim or the commencement of an action for which the Indemnified Party intends to seek indemnification under Section 2.9(a) or Section 2.9(b), as applicable, the Indemnified Party will notify the indemnifying party in writing of the claim or commencement of the action, suit or proceeding; provided, however, that delay or failure to notify the indemnifying party will not relieve the indemnifying party from liability under Section 2.9(a) or Section 2.9(b), as applicable, except to the extent it has been materially prejudiced by the failure to give notice. The indemnifying party will be entitled to participate in the defense of any claim, action, suit or proceeding as to which indemnification is being sought, and, unless in the Indemnified Party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party may (but will not be required to) assume the defense against the claim, action, suit or proceeding with counsel satisfactory to the Indemnified Party. After an indemnifying party notifies an Indemnified Party that the indemnifying party wishes to assume the defense of a claim, action, suit or proceeding, the indemnifying party will not be liable for any legal or other expenses incurred by the Indemnified Party in connection with the defense against the claim, action, suit or proceeding unless (i) the indemnifying party agrees to pay such expenses or (ii) the indemnifying party fails promptly to assume, or in the event of a conflict of interest, cannot assume, the defense of such claim or proceeding or fails to employ counsel reasonably satisfactory to such Indemnified Party in any such proceeding, in which case, the indemnifying party will pay the reasonable fees and expenses of separate counsel for the Indemnified Parties; provided that, the indemnifying party shall not, in connection with any one such claim or proceeding or separate but substantially similar or related claims or proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one firm of attorneys (together with appropriate local counsel) at any time for all of the Indemnified Parties. Each Indemnified Party, as a condition to receiving indemnification as provided in Section 2.9(a) or Section 2.9(b), as applicable, will cooperate in all reasonable respects with the indemnifying party in the defense of any action or claim as to which indemnification is sought. No indemnifying party will be liable for any settlement of any action effected without its prior written consent. No indemnifying party will, without the prior written consent of the Indemnified Party (which consent will not be unreasonably withheld), effect any settlement of a pending or threatened action with respect to which an Indemnified Party is, or is informed that it may be, made a party and for which it would be entitled to indemnification, unless the settlement includes an unconditional release of the Indemnified Party from all liability and claims which are the subject matter of the pending or threatened action. All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such proceeding in a manner not inconsistent with this Section 2.8) shall be paid to the Indemnified Party, as incurred, promptly upon receipt of written notice thereof to the indemnifying party (regardless of whether it is ultimately determined that an indemnifying party is not entitled to indemnification hereunder, provided that the indemnifying party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally, judicially determined that such Indemnified Party is not entitled to indemnification under this Section 2.9.

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(d)          Contribution. If the indemnification provided for in this Section 2.9 shall for any reason be held by a court to be unavailable to an Indemnified Party under Sections 2.9(a) or 2.9(b) hereof in respect of any Damages, or any action in respect thereof, then, in lieu of the amount paid or payable under Sections 2.9(a) or 2.9(b) hereof, the Indemnified Party and the indemnifying party under Sections 2.9(a) or 2.9(b) hereof shall contribute to the aggregate Damages (including legal or other expenses reasonably incurred in connection with investigating the same), (i) in such proportion as shall be appropriate to reflect the relative faults of the Company, on the one hand, and the Investor, on the other hand, in connection with the actions, statements or omissions that resulted in such Damages as well as any other relevant equitable considerations. The relative fault of such indemnifying party, on the one hand, and the Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of material fact or omission or alleged omission to state a material fact, has been made (or omitted) by, or relates to information supplied by, such indemnifying party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.9 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding sentence. Notwithstanding the provisions of this Section 2.9, an indemnifying party that is a selling holder of the Registrable Securities shall not be required to contribute any amount in excess of the amount that such indemnifying party has otherwise been, or would otherwise be, required to pay pursuant to Section 2.9(b) by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. In addition, no Person shall be obligated to contribute hereunder any amounts in payment for any settlement of any action or claim, effected without such Person’s written consent, which consent shall not be unreasonably withheld.

Section 2.10         Lock-Up Agreements.

The Investor and the Company agree that, in connection with an Underwritten Offering in respect of which Registrable Securities are being sold (including with respect to a Shelf Offering pursuant to Section 2.11 hereof),, or in connection with any other public offering of Common Stock by the Company, if requested by the underwriter(s), it will enter into customary “lock-up” agreements pursuant to which it will agree not to, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any Common Stock or any securities convertible or exchangeable into Common Stock (subject to customary exceptions), other than any issuance of Common Stock upon conversion of Preferred Shares, for a period not to exceed ninety (90) days from the effective date of the Registration Statement pertaining to such Registrable Securities or from such other date as may be requested by the underwriter(s). The Company further agrees that, in connection with an Underwritten Offering in respect of which Registrable Securities are being sold, if requested by the managing underwriter(s), it will cause its directors and executive officers and any holders of securities (other than Registrable Securities) participating in such offering, not to, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any Common Stock or any securities convertible or exchangeable into Common Stock (subject to customary exceptions), for a period not to exceed ninety (90) days from the effective date of the Registration Statement pertaining to such Registrable Securities or from such other date as may be requested by the underwriter(s).

Section 2.11         Shelf-Take Downs.

At any time that a shelf Registration Statement covering Registrable Securities is effective, if the Investor delivers a notice to the Company (a “Take-Down Notice”) stating that it intends to sell all or part of its Registrable Securities included by it on the shelf Registration Statement (a “Shelf Offering”), then, the Issuer shall amend or supplement the shelf Registration Statement as may be necessary in order to enable such Registrable Securities to be distributed pursuant to the Shelf Offering.

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Section 2.12         Termination of Registration Rights.

The registration rights granted under Article II of this Agreement shall terminate on the date that the Investor no longer beneficially owns (a) any Registrable Securities or (b) any Partnership Units that are exchangeable for Registrable Securities or that would be exchangeable for Registrable Securities but for limits imposed upon such exchange due to restrictions on the ownership and transfer of Company Common Stock set forth in Article VI of the Charter; provided, however, that the provisions set forth in Section 2.4 and Section 2.9 shall survive such termination.

Section 2.13         Assignment; Binding Effect.

The registration rights and obligations provided in Article II of this Agreement may be assigned in whole or in part by the Investor or its Permitted Transferees to a Permitted Transferee without the consent of the Company. Such assignment shall be effective upon receipt by the Company of (a) written notice from the Investor certifying that the transferee is a Permitted Transferee, stating the name and address of the Permitted Transferee and identifying the amount of Registrable Securities with respect to which the rights under this Agreement are being transferred, and (b) a written agreement from the Permitted Transferee to be bound by the terms of this Article II (and all correlary terms set forth in Article I and Article VII) Agreement as an “Investor” and a “Permitted Transferee”. Upon receipt of the documents referenced in clauses (a) and (b) of this Section 2.13, the Permitted Transferee shall thereafter be deemed to be an “Investor” and a “Permitted Transferee” for all purposes of Article II of this Agreement.

Article III
COVENANTS OF THE COMPANY

Section 3.1           Financial Information and Inspection Rights.

The Company covenants and agrees with the Investor that so long as Investor or a Permitted Transferee holds $20,000,000 or more of the aggregate liquidation preference amount of Series B Convertible Preferred Units (each such Person, a “Major Holder”), and in each case to the extent permissible in accordance with applicable provisions of Regulation FD under the Exchange Act:

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(a)          if the Company no longer is required to file periodic reports with the Commission pursuant to the Exchange Act, the Company will deliver to the Major Holder financial statements, including notes and schedules thereto, and other information in substantially similar form to the financial statements and other information required to be filed by Form 10-Q and Form 10-K of the Exchange Act and within the time periods required under the Exchange Act; provided, however, that (i) such annual and quarterly reports on Form 10-K and Form 10-Q will not be required to comply with Regulation G under the Exchange Act or Item 10(e) of Regulation S-K with respect to any “non-GAAP” financial information contained therein or Rule 3-10 or Rule 3-16 of Regulation S-X, (ii) the Company will not be required to comply with Sections 302, 906 and 404 of the Sarbanes-Oxley Act of 2002 or otherwise furnish any information, certificates or reports required by Items 307 or 308 of Regulation S-K and (iii) the Company will include the information regarding director, trustee and management compensation required under the Exchange Act to be included in a public company’s quarterly and year-end reports, including the compensation discussion and analysis, summary compensation table and other information required by Part III of Form 10-K.

(b)          as soon as practicable after the end of each month of each fiscal year, and in any event, within thirty (30) days after the end of each month of each fiscal year the Company will furnish to the Major Holder a balance sheet and related statements of income and, on a quarterly basis, cash flows showing the financial condition of the Company on a consolidated basis, unaudited but prepared in accordance with GAAP using US standards consistently applied (except that such unaudited statements are not required to contain the required footnotes and year-end adjustments), such balance sheet to be as of the end of such month, such statements of income to be for such month and for the period from the beginning of the fiscal year to the end of such month and such statements of cash flow to be for such quarter and for the period from the beginning of the fiscal year to the end of such quarter;

(c)          as soon as practicable prior to the start of each fiscal year, and in any event, at least thirty (30) days prior to the start of each fiscal year of the Company, the Company will furnish to the Major Holder monthly capital and operating expense budgets, cash flow projections and income and loss projections for the next fiscal year, all itemized in reasonable detail and, promptly after preparation, any revisions to any of the foregoing;

(d)          at the time of delivery of the quarterly and monthly financial statements pursuant to Section 3.1(a) and Section 3.1(b) hereof, furnish to the Major Holder a management narrative report explaining all significant variances from forecasts;

(e)          promptly (but in no event later than ten (10) days) following receipt by the Company, furnish to the Major Holder each audit response letter disclosing pending or threatened litigation or unasserted claims or assessments considered to be probable of assertion and any accountant's management letter and other written report submitted to the Company by its independent auditors in connection with an annual or interim audit of the books of the Company;

(f)          promptly, from time to time, furnish to the Major Holder such other information regarding the business, prospects, financial condition, operations, property or affairs of the Company as Investor reasonably may request;

(g)          within ten (10) days after receipt thereof, provide the Major Holder with a copy of any notification relating to the Company's default under any loan agreement, lease or material contract; and

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(h)          Promptly furnish to the Major Holder (i) board information packages (which will include meeting agendas), at the time they are distributed to members of the Board, and (ii) information directly related to the Investor’s investment in the Company as reasonably requested by the Major Holder. Notwithstanding the foregoing, the Company reserves the right not to provide information if the Board reasonably determines that delivery of such information (i) would jeopardize the attorney-client privilege between the Company and its counsel, (ii) would violate any fiduciary obligations of the Board under applicable law or (iii) involves a transaction in which the Major Holder has a direct conflict of interest, unless, in the case of this clause (iii), such Major Holder confirms, orally or in writing, that such Major Holder will not provide any such information relating to a conflict of interest to those individuals primarily responsible for the Major Holder’s decisions in respect of such conflict of interest).

Section 3.2           Certain Negative Covenants.

So long as any Series A Preferred Shares, Series C Preferred Shares or (solely in the case of clauses (s) and (t) of this Section 3.2) any Conversion Shares are outstanding, the Company covenants and agrees with the Investor that, without the prior approval of the Consenting Holder, the Company and its Subsidiaries will not:

(a)          except in connection with a SRP reinstated in accordance with Section 5.13 of the Securities Purchase Agreement, and subject to the limitations in Section 5.13 of the Securities Purchase Agreement, redeem or repurchase any equity security ranking junior to the Series A Preferred Shares or Series C Preferred Shares, as applicable;

(b)          enter into any material transaction with (i) any of its directors, officers, employees or other Affiliates, (ii) any holder of more than five percent (5%) of the outstanding capital stock of any class or series of capital stock of the Company, or (iii) any member of the family of any such Person, or any corporation, partnership, trust or other entity in which any such Person, or member of the family of any such Person, is a director, officer, trustee, partner or holder of more than five percent (5%) of the outstanding capital stock thereof;

(c)          materially alter or modify the Company’s or its Subsidiaries’ principal line of business;

(d)          enter into any agreement or arrangement that would restrict the Company's performance of, conflict with, or result in a breach under the Securities Purchase Agreement or the Related Documents or otherwise limit the rights of the Investor or any Permitted Transferee under the Securities Purchase Agreement or Related Documents;

(e)          declare, pay or set aside for payment any Extraordinary Dividend on shares of Common Stock other than in connection with a Liquidation Event, and then only to the extent any such Extraordinary Dividend does not constitute a preferential dividend by the Company under IRC sec. 562(c);

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(f)           incur new Indebtedness other than: (i) for property-level mortgage refinancing, provided that (A) the resulting mortgage debt for such property will not exceed 60% loan to value (“LTV”) of such property, (B) the resulting mortgage debt for such property will not cause the Company’s overall leverage to exceed 60% LTV, (C) the resulting mortgage debt for such property will not have recourse (other than bad boy carve-outs) to any entity or asset other than the specific single property securing the mortgage and its single-asset special purpose entity, except that recourse is permitted if and only if it is on a short-term basis (reasonably expected to be refinanced in less than 12 months) and the total recourse to the Company does not exceed $15 million; or (ii) for Approved Acquisitions in accordance with criteria set forth in Section 6.3(g) of the Securities Purchase Agreement.

(g)           effect any stock split, stock dividend, share exchange, recapitalization, or other similar event, or effect a non-pro rata distribution, in respect of any class of the Company’s capital stock or the capital stock of any of the Company’s Subsidiaries (or any securities convertible, exchangeable or exercisable therefor);

(h)          dismiss or appoint the chief executive officer of the Company (or, if prior to the internalization of advisor, terminate, replace or modify the existing advisor agreement);

(i)          other than in accordance with the terms of the Transition to Internal Management Agreement, terminate, replace or amend the advisory agreement dated as of January 1, 2013 between the Company and Sentio Investments, LLC (the “Advisor”);

(j)          other than in accordance with the terms of the Transition to Internal Management Agreement, materially change the compensation or benefits paid to executive officers of the Company and its Subsidiaries (other than changes made in the ordinary course of business consistent with the Company’s past practice);

(k)          other than as specifically contemplated in the Securities Purchase Agreement or Related Documents, allow any Person, or group of Affiliated Persons, to increase their collective ownership of the Company’s capital stock in excess of 9.9%;

(l)          grant any Person the right to designate, select or appoint members of the Board (for avoidance of doubt, this provision shall not be interpreted to restrict the rights of the Company’s stockholders to nominate, elect and remove members of the Board in accordance with the Charter and applicable state law);

(m)          alter, change, amend or modify the preferences, conversion and other rights, voting powers and consent rights, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the Preferred Shares or Preferred Units;

(n)          increase or decrease the authorized number of shares of Preferred Shares or Preferred Units (except pursuant to the Securities Purchase Agreement or Related Documents with respect to the Investor);

(o)          issue any additional Preferred Shares or Preferred Units (except pursuant to the Securities Purchase Agreement or Related Documents with respect to the Investor);

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(p)          amend or modify the certificate of incorporation, including the Articles Supplementary, by-laws or equivalent Organizational Documents of the Company in a manner that affects the Investor or any Permitted Transferee in an adverse manner as a holder of the Preferred Shares or Preferred Units;

(q)          create (by reclassification or otherwise) any new class or series of capital stock having rights, preferences or privileges senior to, or on parity with, in the case of the Company, the Preferred Stock, and in the case of the Partnership, the Preferred Units;

(r)          other than as specifically provided in the Securities Purchase Agreement, the Related Documents, the Articles Supplementary or the Series C Articles Supplementary, increase the size of the Board unless such increase results in a pro-rata increase in the number of directors designated by the holders of the Series A Preferred Shares or Series C Preferred Shares, as applicable;

(s)          permit, by action or omission, Title 3, Subtitle 7 of the Maryland General Corporation Law (or any successor statute) to apply to any acquisition by Investor any Permitted Transferee or any of their respective Affiliates of any shares of Company Capital Stock contemplated or permitted to be so acquired pursuant to the Securities Purchase Agreement, the Form of Amended Partnership Agreement or the Related Documents (including, without limitation, Company Capital Stock acquired, directly or indirectly, through exchange or conversion of any of the Securities);

(t)          permit, by action or omission, any of the transactions contemplated or permitted by the Securities Purchase Agreement, the Form of Amended Partnership Agreement or the Related Documents to fail to be exempt from the provisions of, or otherwise to result in the Investor, any Permitted Transferee or any of their respective Affiliates becoming an Interested Stockholder as defined in, Section 3-602 of the Maryland General Corporation Law (or any successor statute);

(u)          without the prior approval of the Investor and its applicable Affiliates, enter into any agreement binding or purporting to bind any of the Investor, its Affiliates (other than the Company and its Subsidiaries), or any of its and their directors, officers, employees, equityholders, managers, members, general or limited partners, advisors, agents or other representatives; and

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(v)          until the five (5) year anniversary of the Effective Date, and other than with respect to investments in Approved Acquisitions, enter into or effect (A) any business combination transaction (including a merger, sale of securities or sale of substantially all of the assets of such Person or a business division thereof), (B) an acquisition or investment in assets not in the ordinary course of business; or (C) a sale or other disposition of any of the Company’s assets or securities not in the ordinary course of business; or (D) the dissolution or liquidation, or voluntarily institution of any proceeding seeking to adjudicate the Company bankrupt or insolvent, or seeking liquidation, winding up, reorganization, protection or relief, under any law relating to bankruptcy, insolvency, reorganization, protection or relief of debtors in respect of the Company, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for the Company, in the case of each of (A), (B) and (C), that would be material to the Company; provided that, the Company may, prior to the five (5) year anniversary of the Effective Date, initiate (or permit its subsidiaries to initiate) any of the transactions or events set forth in this Section 3.2(v) without the prior approval of the Consenting Holder if the Board elects to cause the Partnership to redeem, by giving at least 30 days prior written notice to the holders of the Preferred Shares and the Series B Convertible Preferred Units, all of the then outstanding Series B Convertible Preferred Units at the Redemption Price, which redemption shall occur simultaneously with, and be conditioned upon the closing of, such transaction or event and the redemption of the Series A Preferred Shares or the Series C Preferred Shares, as applicable, by the Company, at a price per share equal to the Liquidation Preference thereof (as such term is defined in the Articles Supplementary or the Series C Articles Supplementary, as applicable), plus any accrued but unpaid dividends or distributions thereon. Notwithstanding the foregoing, upon receipt of the Company’s redemption notice, and at any time prior to the closing of the transaction giving rise to such redemption right, the holder of the then outstanding Series B Convertible Preferred Units and Permitted Transferees, as applicable, may elect to convert all of their then outstanding Series B Convertible Preferred Units into Common Units in accordance with Section 9.2(d)(v) of the Form of Amended Partnership Agreement.

Section 3.3           Additional Negative Covenants. So long as any Series A Preferred Shares are outstanding, the Company covenants and agrees with the Investor and its Permitted Transferees that the Company or its Subsidiaries will:

(a)          without the prior approval of the holders of the Consenting Holder, not enter into or effect (i) any business combination transaction (including a merger, sale of securities or sale of substantially all of the assets of such Person), (ii) any Listing or (iii) any Liquidation Event until the five (5) year anniversary of the Effective Date, subject to Strike Out provisions in accordance with Section 7.1(e) of the Securities Purchase Agreement;

(b)          without the prior approval of the Consenting Holder, provided that the Investor and its Permitted Transferees hold in the aggregate 30% of the issued and outstanding equity interest in the Company (on an as-converted basis), not take any action that would require shareholder consent (excluding any Board elections);

(c)          require the repurchase of Series B Convertible Preferred Units, Common Units (as defined in the Form of Amended Partnership Agreement), or Series C Preferred Shares if a sale, acquisition, merger, consolidation or any similar business combination transactions with another corporation or other entity, Listing or a Liquidation Event commenced in accordance with Section 6.1 is initiated by the Investor but not approved by the Company’s stockholders, at a repurchase price of the greater of (i) liquidation value of such securities plus any accrued and unpaid dividends, and (ii) the distribution provisions as set forth in the Organizational Documents of the Company or the Partnership, as applicable; and

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(d)          require the repurchase of Series B Convertible Preferred Units, Common Units (as defined in the Partnership Agreement of the Partnership), or Series C Preferred Shares if a sale, acquisition, merger, consolidation or any similar business combination transactions with another corporation or other entity, Listing or a Liquidation Event is approved by the Board but not approved by the Company’s stockholders, at a repurchase price of the greater of (i) liquidation value of such securities plus any accrued and unpaid dividends, and (ii) the distribution provisions as set forth in the Organizational Documents of the Company or the Partnership, as applicable.

Section 3.4           Board of Directors.

The Company covenants and agrees with the Investor that:

(a)          On the thirtieth day following the Effective Date, the Company shall (A) set the size of the Board at nine (9) members and (B) prior to the issuance of any Preferred Shares, (x) appoint to fill the newly created Board seats two (2) directors designated by the Investor and (y) nominate at each annual meeting of the Company’s shareholders, special meeting of the Company’s shareholders called for the purpose of electing directors of the Company and at any adjournment or postponement thereof (each, a “Shareholder Meeting”) two (2) nominees for directors of the Company designated by the Investor.

(b)          At any time on or following the thirtieth day following the Effective Date, the Investor may elect, by providing fifteen (15) days prior written notice to the Company, to require the Company to set the size of the Board at ten (10) members, and upon and after receipt of such notice the Company shall (A) set the size of the Board at ten (10) members and (B) (x) thereafter until the issuance of any Preferred Shares, appoint to fill the greater of three seats and 30% (rounded up to the nearest whole number) of the Board those directors designated by the Investor and (y) nominate at each Shareholder Meeting nominees for directors of the Company designated by the Investor in respect of the greater of three seats and 30% (rounded up to the nearest whole number) of the Board.

(c)          Upon the issuance of any Preferred Shares to the Investor or its Affiliates, the Preferred Stock Directors designated by the Investor pursuant to Sections 3.4(a) or (b), as applicable, will be designated as the initial Preferred Stock Directors as such term is defined in the Articles Supplementary and the Series C Articles Supplementary. Upon and after the issuance of any Preferred Shares, the Consenting Holder, on behalf of the holders of the Preferred Shares, will thereafter be entitled to designate any and all Company nominees for Preferred Stock Directors at any Shareholder Meeting.

(d)          Subject to compliance with applicable terms of the Charter and Bylaws, the Company will take all actions as necessary to cause the Preferred Stock Directors to be members of the Investment Committee of the Board. Notwithstanding the foregoing, the Investor expressly acknowledges that the Board retains the right to determine the size of the Investment Committee and the Investor will have no right to require that Preferred Stock Directors collectively constitute a majority of the members of the Investment Committee

(e)          The Company shall enter into an indemnification agreement substantially in the form attached hereto as Exhibit A (a “Director Indemnification Agreement”) with each Preferred Stock Director as of the date such Preferred Stock Director becomes a member of the Board.

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(f)          In connection with the screening and review of any Person proposed to be nominated as a Preferred Stock Director, neither the Company nor its Subsidiaries shall have the right to require the Investor or its Permitted Transferees to discuss any information pertaining to the control Persons or limited partners of the Investor or its Affiliates. Subject to the foregoing, the Investor shall provide, and shall cause any Preferred Stock Director to provide, all information regarding the Preferred Stock Director reasonably requested by the Company to the extent necessary to comply with all of its disclosure and other reporting obligations under applicable Laws. The Preferred Stock Directors shall be entitled to have their expenses reimbursed according to the expense reimbursement standards and policies set forth for directors of the Board from time to time by the Board or any committee thereof.

(g)          Subject to the rights of the shareholders of the Company to remove a director for cause in accordance with applicable Law, and until such time as the Investor holds only shares of Common Stock, during the term of this Agreement the Investor will not take any action to remove any director (other than a Preferred Stock Director), and at each annual meeting of the Company’s shareholders, special meeting of the Company’s shareholders called for the purpose of electing directors of the Company, and at any adjournment or postponement thereof, Investor will vote all of its Series C Preferred Shares in favor of the slate of director nominees nominated by the Board (other than a Preferred Stock Director) in accordance with the provisions of this Section 3.4.

Section 3.5           Board Observation Rights; REOC Rights; VCOC Rights.

The Company covenants and agrees with the Investor and its Permitted Transferees that:

(a)          The Consenting Holder shall have the right to designate one (1) observer of the Board, which observer shall have no right to vote on any matter that comes before the Board but shall have the right to receive all information distributed to the members of the Board other than that determined by the Board to be privileged. Any such designated observer who is not Affiliated with the Consenting Holder shall execute a confidentiality and non-disclosure agreement reasonably acceptable to the Company;

(b)          No observer of the Board shall have the right to vote on any matter presented to the Board. The Company shall give each observer written notice of each meeting of the Board thereof at the same time and in the same manner as the members of the Board receive notice of such meetings (by electronic or other means), and the Company shall permit the observer to attend as an observer of all meetings of its Board. The observer shall be entitled to receive all written materials and other information given to the directors in connection with such meetings at the same time such materials and information are given to the directors, and the observer shall keep such materials and information confidential. If the Company proposes to take any action by written consent in lieu of a meeting of its Board, the Company shall give written notice thereof to the observer prior to the effective date of such consent. The Company shall provide to the observer all written materials and other information given to the directors in connection with such action by written consent at the same time such materials and information are given to the directors, and the observer shall keep such materials and information confidential. Notwithstanding the foregoing, the Company reserves the right not to provide information and to exclude the observer from any meeting or portion thereof if the Board reasonably determines that delivery of such information (i) would jeopardize the attorney-client privilege between the Company and its counsel, (ii) would violate any fiduciary obligations of the Board under applicable law or (iii) involves a transaction in which the Consenting Holder has a direct conflict of interest, unless, in the case of this clause (iii), such Consenting Holder confirms, orally or in writing, that such Consenting Holder will not provide any such information relating to a conflict of interest to those individuals primarily responsible for the Consenting Holder decisions in respect of such conflict of interest); and

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(c)          At any time upon request to the Company by the Investor, any Permitted Transferee or any of its or their Affiliates, the Company will, and will cause the Partnership to, enter into a customary management rights letter with any of the Investor, any Permitted Transferee or any of its or their Affiliates that directly or indirectly has an interest in the Company or the Partnership, that is intended to qualify as a “real estate operating company” (a “REOC”) within the meaning of the U.S. Department of Labor plan assets regulation (Section 2510.3-101, Part 2510 of Chapter XXV, Title 29 of the Code of Federal Regulations) (each such Investor, Permitted Transferee and Affiliate referred to as a “REOC Investor”), substantially in the form of Exhibit B hereto (with appropriate modifications to reflect the identity of the REOC Investor). In the event that a REOC Investor is an Affiliate of Investor, such Affiliate shall be a third party beneficiary hereunder for purposes of this Section 3.5(c) and shall have the right, power and authority to enforce the provisions of this Section 3.5(c) as though such Affiliate was party to this Agreement.

(d)          At any time upon request to the Company or the Partnership by the Investor, any Permitted Transferee or any of its or their Affiliates, the Company will, and will cause the Partnership to, agree to enter into a customary management rights letter with any of the Investor, any Permitted Transferee or any of its or their Affiliates that directly or indirectly has an interest in the Company or the Partnership, that is intended to qualify as a “venture capital operating company” (as defined in the U.S. Department of Labor regulation codified at 29 C.F.R. Section 2510.3-101) (each such Investor, Permitted Transferee and Affiliate referred to as a “VCOC Investor”), substantially in the form of Exhibit C hereto (with appropriate modifications (i) to reflect the identity of the VCOC Investor and (ii) if and to the extent required to permit the Company to continue to qualify as a REIT). In the event that a VCOC Investor is an Affiliate of Investor, such Affiliate shall be a third party beneficiary hereunder for purposes of this Section 3.5(d) and shall have the right, power and authority to enforce the provisions of this Section 3.5(d) as though such Affiliate was party to this Agreement.

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Article IV

PREEMPTIVE RIGHTS

Section 4.1           Preemptive Rights.

(a)          If the Company proposes to issue or sell any Common Stock, Preferred Shares, Preferred Stock or any other class of capital stock, or any other securities, warrants, options or rights to acquire, convertible into or exchangeable for any shares of capital stock of the Company or any of its subsidiaries, or any security having a direct or indirect equity participation in the Company or any of its subsidiaries (for purposes hereof, "New Securities"), then the Company shall deliver written notice thereof to the Investor setting forth the number, terms and purchase consideration (or if such purchase consideration is not expressed in cash, the fair market value cash equivalent thereof determined in good faith by the Board) of the New Securities which the Company or such subsidiary proposes to issue and such other information as the Investor may reasonably request in order to evaluate the proposed issuance.

(b)          The Investor will, upon the receipt of such notice, have the right, unless otherwise agreed in writing by the Investor in advance, to elect to purchase, on the same terms and conditions (including consideration or the cash equivalent thereof) as those offered to any proposed purchaser, that number of New Securities determined by multiplying the aggregate number of New Securities proposed to be issued by the Investor’s Proportionate Percentage; provided that, if the Investor is unable to purchase it’s entire Proportionate Percentage of New Securities as a result of the Aggregate Stock Ownership Limit or the Common Stock Ownership Limit (as each such term is defined in the Company’s charter) or any similar limitation, the Investor will be entitled to elect to purchase from the Partnership, on substantially the same terms and conditions as those offered to any proposed purchaser of the Company’s New Securities, an equivalent number of securities of the Partnership having substantially equivalent terms (including with respect to economic and voting power and preferences) as the terms of the New Securities offered by the Company, pursuant to procedures substantially identical to those set forth in Section 4.1(c) in respect of New Securities.

(c)          The Investor may make such election by written notice to the Company within fifteen (15) days of receipt of notice of any proposed issuance of New Securities. The closing of the exercise of the Investor’s subscription rights shall take place simultaneously with the closing of the sale of the New Securities giving rise to such subscription right. If the Investor does not elect to purchase its pro rata portion of New Securities within fifteen (15) days of the date of the foregoing notice, this pro rata purchase right shall terminate for such Investor with respect to the New Securities described in the written notice delivered to that party, and the Company may, in its sole discretion, sell within ninety (90) days after the Investor's receipt of the notice of the proposed issuance of New Securities any or all of the New Securities described in such written notice with respect to which the purchase rights described above were not exercised, but only on the terms and conditions set forth in such written notice to the Investor. Any New Securities offered or sold by the Company after such ninety (90) day period must be reoffered to the Investor pursuant to this Article IV.

(d)          The Investor may not assign its rights under this Article IV to any Person or entity which is (i) not a Permitted Transferee and (ii) which is not an "accredited investor" as defined in Regulation D under the Securities Act. The election by the Investor not to exercise its subscription rights under this Article IV in any one instance shall not affect its rights as to any subsequent proposed issuance. Any sale of such securities by the Company or any of its Subsidiaries without first giving the Investor the rights described in this Article IV shall be void and of no force and effect.

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(e)          Notwithstanding the provisions of this Article IV, the Company shall not be required to first offer the New Securities to the Investor pursuant to this Article IV if the New Securities are:

(i)          securities purchased under the Securities Purchase Agreement;

(ii)         securities issued upon conversion of the Series A Preferred Shares or Series C Preferred Shares;

(iii)        securities issued pursuant to the bona fide acquisition of another business entity or business segment of any such entity by the Company by merger, purchase of assets or other reorganization;

(iv)         securities issued to employees, consultants, officers or directors of the Company pursuant to any stock option, stock purchase or stock bonus plan, agreement or arrangement approved by the Board;

(v)          securities issued to existing holders of Common Stock in a public offering pursuant to a registration statement under the Securities Act under the DRIP reinstated in accordance with Section 5.13 of the Securities Purchase Agreement;

(vi)         securities issued in connection with any stock split, stock dividend or recapitalization of the Company; or

(vii)        any right, option or warrant to acquire any security convertible into the securities excluded from the definition of New Securities pursuant to subsections (i) through (vii) above.

Article V
STANDSTILL

Section 5.1           Standstill

Investor agrees that, except as specifically provided in the Securities Purchase Agreement or the Related Documents, for a period of three (3) years following the Effective Date (the “Standstill Period”), the Investor will not (and Investor will ensure that its Subsidiaries (and any Person acting on behalf of or in concert with Investor or any Subsidiaries) will not), directly or indirectly, without the prior written consent of the Company, (i) acquire, agree to acquire, propose, seek or offer to acquire, or facilitate the acquisition or ownership of, any securities or assets of the Company or any of its Subsidiaries or Affiliates, any warrant or option to purchase such securities or assets, any security convertible into any such securities, or any other right to acquire such securities, (ii) enter, agree to enter, propose, seek or offer to enter into or facilitate any merger, business combination, recapitalization, restructuring or other extraordinary transaction involving the Company or any of its Subsidiaries or Affiliates, (iii) make, or in any way participate or engage in, any solicitation of proxies to vote, or seek to advise or influence any Person with respect to the voting of, any voting securities of the Company, (iv) form, join or in any way participate in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any voting securities of the Company, (v) call, request the calling of, or otherwise seek or assist in the calling of a special meeting of the shareholders of the Company, (vi) disclose any intention, plan or arrangement prohibited by, or inconsistent with, the foregoing or (vii) advise, assist or encourage or enter into any discussions, negotiations, agreements or arrangements with any third parties in connection with the foregoing.  Nothing in this Section 5.1 will limit (x) the Investor’s ability to vote or otherwise exercise rights under, or to transfer to any Permitted Transferee, its Preferred Shares or Common Stock or (y) the ability of any Preferred Stock Director to vote or otherwise exercise his or her fiduciary duties as a member of the Board.

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Article VI
LIQUIDITY RIGHT

Section 6.1           Investor Liquidity Right

(a)          Commencing on July 1, 2017, the Investor may, in its sole discretion, by providing written notice to the Company, elect to cause the Company to obtain a Listing or to initiate a Liquidation Event (the “Investor Liquidity Right”). Promptly upon receipt of notice of the exercise of the Investor Liquidity Right, the Company shall use commercially reasonable efforts to identify and evaluate strategic alternatives for executing such Listing or Liquidation Event (as selected by Investor in its sole discretion).

(b)          In the event that the Investor elects to cause the Company to initiate a Liquidation Event, any such Liquidation Event must include, at the request of the Investor, customary tag-along sale rights for holders of the Series A Preferred Shares (or Series C Preferred Shares, as applicable) and holders of the Series B Convertible Preferred Units. The Series A Preferred Shares (or Series C Preferred Shares) shall be entitled to receive proceeds from such consummated Liquidation Event in accordance with the terms of the Articles Supplementary (or, in the case of the Series C Preferred Shares, of the Series C Articles Supplementary) and the Series B Convertible Preferred Units shall be entitled to receive proceeds from such consummated Liquidation Event in accordance with the terms of Section 5.6 of the Form of Amended Partnership Agreement.

(c)          In the event that the Investor elects to cause the Company to initiate a Liquidation Event and, upon the conclusion of a good faith evaluation process consistent with the fulfillment of the Board’s fiduciary duties to the holders of the Common Stock under applicable Law, either: (i) a majority of the full Board does not conclude (after consultation with its financial advisor and outside legal counsel) that such Liquidation Event is advisable because approval of such Liquidation Event would reasonably be expected to violate the Board's fiduciary duties to the holders of the Common Stock under applicable Law; or (ii) the Company’s stockholders reject a Board approved Liquidation Event, then the Company shall, at the Investor’s election, be required to redeem Investor’s Preferred Shares in the Company at a price based upon the proceeds to which the Investor would have been entitled if such Liquidation Event were consummated, which, in the case of clause (i) above, shall be determined by (x) the amount of any bona fide third party offer rejected by the majority of the full Board or (y) in the absence of such bona fide third party offer, by an independent investment bank selected by mutual agreement of the Company and the Investor.

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(d)          Following the occurrence of a Qualified Listing and prior to the 60th day following the first trading day of such Listing, the Board may elect, in its sole discretion, to terminate the Investor Liquidity Right; provided that in connection with such termination, the Company and the Partnership will redeem all of the outstanding Preferred Shares and Series B Convertible Preferred Units, as applicable, held by the Investor and its Affiliates on the later to occur of (i) the sixth anniversary of the Effective Date and (ii) the third anniversary of the first trading day of the Qualified Listing (or, in each case, if such day is not a Business Day, the first Business Day thereafter) (the period beginning on the date of the Board’s election and ending on the required redemption date, the “Term Out Period”), for a price in cash equal to the applicable Liquidation Preference thereof (as such term is defined in the Articles Supplementary, the Series C Articles Supplementary or the Form of Amended Partnership Agreement, as applicable) together with any accrued and unpaid dividends or distributions thereon. Notwithstanding the foregoing, if, following any Qualified Listing and prior to the date of the redemption contemplated by this Section 6.1(d), the Company fails to maintain continuously a Listing, the Investor Liquidity Right will be immediately reinstated on the same terms set forth in this Article VI as if no termination thereof had occurred and the applicable Term Out Period will immediately expire. In connection with a Term Out Period Change of Control, the Investor will have the right, in its sole discretion, to cause the Company and the Partnership (or their respective successors) to consummate the redemption contemplated by this Section 6.1(d) concurrently with the consummation of such Term Out Period Change of Control by giving written notice no less than ten business days prior to the consummation of such Term Out Period Change of Control (or, if later, five business days following the date upon which the terms of the applicable Term Out Period Change of Control are provided to Investor). As promptly as reasonably practicable after entering into a definitive agreement in respect of a Term Out Period Change of Control, and in any event within five business days thereafter, the Company will provide the Investor with written notice of such agreement and a description of its material terms and, thereafter, such other information about such Term Out Period Change of Control as Investor may reasonably request in connection with its determination of whether to exercise the redemption acceleration right set forth in this Section 6.1(d).

(e)          On and after delivery of notice of the exercise of the Investor Liquidity Right to cause a Listing, the Investor will no longer have any right to subsequently exercise any Investor Liquidity Right hereunder; provided that, the Investor Liquidity Right will be immediately reinstated on the same terms set forth in this Articlve VI as if no termination thereof had occurred if (i) if the Listing so demanded by the exercise of such Investor Liquidity Right is not consummated within the 90 day period following such exercise and the Investor directs the Company in writing to abandon such proposed Listing or (ii) the Company fails to maintain continuously such Listing.

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Article VII
miscellaneous

Section 7.1           Specific Performance.

(a)          Each Party acknowledges and agrees that irreparable damage would occur to the other parties hereunder in the event that any of the provisions of this Agreement were not performed by such party in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each party will be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement by any other party and to enforce specifically the terms and provisions hereof and thereof this being in addition to any other remedy to which the parties may be entitled by law or equity.

(b)          Each of the Sentio Parties and the Investor (i) hereby irrevocably submits to the exclusive jurisdiction of the United States District Court and other courts of the United States sitting in New York City in the State of New York for the purposes of any suit, action or proceeding arising out of or relating to this Agreement and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Sentio Parties and the Investor consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service will constitute good and sufficient service of process and notice thereof. Nothing in this Section 7.1(b) will affect or limit any right to serve process in any other manner permitted by law.

(c)          EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.1(c).

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Section 7.2           Term.

Notwithstanding anything contained herein to the contrary, this Agreement shall terminate, and all rights and obligations hereunder shall cease, upon the earlier to occur of the termination of this Agreement as provided by applicable Law or the occurrence of any of the following events:

(a)          The termination of the Securities Purchase Agreement if such termination occurs prior to the first Closing Date thereunder; and

(b)          The date, following the first Closing Date under the Securities Purchase Agreement upon which the neither the Investor nor any Permitted Transferees hold any Series A Preferred Shares, Series C Preferred Shares, Series B Convertible Preferred Units or Conversion Shares.

Section 7.3           Notices.

Any notice, demand, request, waiver or other communication required or permitted to be given hereunder will be in writing and will be effective if delivered in accordance with the provisions of Section 9.4 of the Securities Purchase Agreement.

Section 7.4           Parties in Interest.

All covenants and agreements contained in this Agreement, by or on behalf of any of the parties executing this Agreement shall bind such parties, and shall bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto whether so expressed or not; provided, however, that the foregoing shall not in and of itself permit the assignment of the rights and obligations hereunder or thereunder.

Section 7.5           Assignment.

Except as specifically provided herein, neither this Agreement nor any rights of the Investor or the Sentio Parties hereunder may be assigned by either party to any other Person without the prior written consent of the other party, and any purported assignment without such consent will be void ab initio; provided that the Investor and any Permitted Transferee may, without the prior written consent of any other party, assign the rights and obligations attributable to Permitted Transferees hereunder to any Permitted Transferee in connection with, and in proportion to, any transfer of Securities thereto, effective upon receipt by the Company of (a) written notice from the transferor certifying that the transferee is a Permitted Transferee, stating the name and address of the Permitted Transferee and identifying the amount of Registrable Securities with respect to which the rights under this Agreement are being transferred, and (b) a written agreement from the Permitted Transferee to be bound by the terms of this Agreement as a Permitted Transferee hereunder.

Section 7.6           Governing Law.

This Agreement will be governed by and construed in accordance with the internal procedural and substantive laws of the State of New York, without giving effect to the choice of law provisions of such state that would cause the application of the laws of any other jurisdiction.

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Section 7.7           Entire Agreement.

This Agreement, together with the Securities Purchase Agreement and the other Related Documents, including all related schedules and exhibits, represents the entire agreement of the parties with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by either party relative to subject matter hereof not expressly set forth herein. No provision of this Agreement may be amended other than by a written instrument signed by all parties hereto.

Section 7.8           Waivers.

No waiver by any party of any default with respect to any provision, condition or requirement of this Agreement will be deemed to be a continuing waiver in the future or a waiver of any other provisions, condition or requirement hereof nor will any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter. No provision of this Agreement may be waived other than in a written instrument signed by the party against whom enforcement of such waiver is sought.

Section 7.9            Counterparts.

This Agreement may be executed in one or more counterparts (including by facsimile or other electronic transmission), all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties (including by facsimile or other electronic transmission).

Section 7.10         Severability.

The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction will determine that any one or more of the provisions or part of the provisions contained in this Agreement will, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect any other provision or part of a provision of this Agreement, and this Agreement will be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

Section 7.11         Titles and Subtitles.

The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting any term or provision of this Agreement.

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Section 7.12         Pronouns.

All pronouns used herein shall be deemed to refer to the masculine, feminine or neuter gender as the context requires.

[Signatures appear on the following pages.]

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IN WITNESS WHEREOF, the parties hereto have executed this Investor Rights Agreement to be duly executed as of the day and year first above written.

THE COMPANY

Sentio Healthcare Properties, Inc.

By:	/s/ John Mark Ramsey
Name: John Mark Ramsey
Title: Chief Executive Officer

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IN WITNESS WHEREOF, the parties hereto have executed this Investor Rights Agreement to be duly executed as of the day and year first above written.

THE PARTNERSHIP

Sentio Healthcare Properties OP, L.P.

By:	/s/ John Mark Ramsey
Name: John Mark Ramsey
Title: Chief Executive Officer

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IN WITNESS WHEREOF, the parties hereto have executed this Investor Rights Agreement to be duly executed as of the day and year first above written.

THE INVESTOR

SENTINEL RE INVESTMENT
HOLDINGS LP

By: Sentinel RE Investment Holdings GP
LLC, as general partner

By:	/s/ Billy Butcher
Name: Billy Butcher
Title: Vice President

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EXHIBIT A

FORM OF DIRECTOR INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (“Agreement”) is made and entered into as of the __ day of _______, 20__, by and between Sentio Healthcare Properties, Inc., a Maryland corporation (the “Company”), and ____________ (“Indemnitee”).

WHEREAS, at the request of the Company, Indemnitee currently serves as a director of the Company and may, therefore, be subjected to claims, suits or proceedings arising as a result of his service; and

WHEREAS, as an inducement to Indemnitee to continue to serve as such director, the Company has agreed to indemnify and to advance expenses and costs incurred by Indemnitee in connection with any such claims, suits or proceedings; and

WHEREAS, the parties by this Agreement desire to set forth their agreement regarding indemnification and advance of expenses;

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

Section 1. Definitions. For purposes of this Agreement:

(a) “Applicable Legal Rate” means a fixed rate of interest equal to the applicable federal rate for mid-term debt instruments as of the day that it is determined that Indemnitee must repay any advanced expenses.

(b) “Change in Control” means a change in control of the Company occurring after the Effective Date of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether or not the Company is then subject to such reporting requirement; provided, however, that, without limitation, such a Change in Control shall be deemed to have occurred if, after the Effective Date (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 15% or more of the combined voting power of all of the Company’s then-outstanding securities entitled to vote generally in the election of directors without the prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such person’s attaining such percentage interest; (ii) the Company is a party to a merger, consolidation, sale of assets, plan of liquidation or other reorganization not approved by at least two-thirds of the members of the Board of Directors then in office, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; or (iii) at any time, a majority of the members of the Board of Directors are not individuals (A) who were directors as of the Effective Date or (B) whose election by the Board of Directors or nomination for election by the Company’s stockholders was approved by the affirmative vote of at least two-thirds of the directors then in office who were directors as of the Effective Date or whose election for nomination for election was previously so approved.

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(c) “Corporate Status” means the status of a person as a present or former director, officer, employee or agent of the Company or as a director, trustee, officer, partner, manager, managing member, fiduciary, employee or agent of any other foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise that such person is or was serving in such capacity at the request of the Company. As a clarification and without limiting the circumstances in which Indemnitee may be serving at the request of the Company, service by Indemnitee shall be deemed to be at the request of the Company: (i) if Indemnitee serves or served as a director, trustee, officer, partner, manager, managing member, fiduciary, employee or agent of any corporation, partnership, limited liability company, joint venture, trust or other enterprise (1) of which a majority of the voting power or equity interest is owned directly or indirectly by the Company or (2) the management of which is controlled directly or indirectly by the Company, or (ii) if, as a result of Indemnitee’s service to the Company or any of its affiliated entities, Indemnitee is subject to duties by, or required to perform services for, an employee benefit plan or its participants or beneficiaries, including as a deemed fiduciary thereof.

(d) “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification and/or advance of Expenses is sought by Indemnitee.

(e) “Effective Date” means the date set forth in the first paragraph of this Agreement.

(f) “Expenses” means any and all reasonable and out-of-pocket attorneys’ fees and costs, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, ERISA excise taxes and penalties and any other disbursements or expenses incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in or otherwise participating in a Proceeding. Expenses shall also include Expenses incurred in connection with any appeal resulting from any Proceeding including, without limitation, the premium for, security for and other costs relating to any cost bond supersedeas bond or other appeal bond or its equivalent.

(g) “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement or of other indemnitees under similar indemnification agreements), or (ii) any other party to or participant or witness in the Proceeding giving rise to a claim for indemnification or advance of Expenses hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

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(h) “Proceeding” means any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other proceeding, whether brought by or in the right of the Company or otherwise and whether of a civil (including intentional or unintentional tort claims), criminal, administrative or investigative (formal or informal) nature, including any appeal therefrom, except one pending or completed on or before the Effective Date, unless otherwise specifically agreed in writing by the Company and Indemnitee. If Indemnitee reasonably believes that a given situation may lead to or culminate in the institution of a Proceeding, such situation shall also be considered a Proceeding.

Section 2. Services by Indemnitee. Indemnitee will serve as a director of the Company. However, this Agreement shall not impose any independent obligation on Indemnitee or the Company to continue Indemnitee’s service to the Company. This Agreement shall not be deemed an employment contract between the Company (or any other entity) and Indemnitee.

Section 3. General. Subject to the limitations in Section 5, the Company shall indemnify, and advance Expenses to, Indemnitee (a) as provided in this Agreement and (b) as otherwise permitted by Maryland law in effect on the Effective Date and as amended from time to time; provided, however, that no change in Maryland law shall have the effect of reducing the benefits available to Indemnitee hereunder based on Maryland law as in effect on the Effective Date. Subject to the limitations in Section 5, the rights of Indemnitee provided in this Section 3 shall include, without limitation, the rights set forth in the other sections of this Agreement, including any additional indemnification permitted by Section 2-418(g) of the Maryland General Corporation Law (the “MGCL”).

Section 4. Standard for Indemnification. Subject to the limitations in Section 5, if, by reason of Indemnitee’s Corporate Status, Indemnitee is, or is threatened to be, made a party to any Proceeding, the Company shall indemnify Indemnitee against all judgments, penalties, fines and amounts paid in settlement and all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with any such Proceeding unless it is established by clear and convincing evidence that (a) the act or omission of Indemnitee was material to the matter giving rise to the Proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) Indemnitee actually received an improper personal benefit in money, property or services or (c) in the case of any criminal Proceeding, Indemnitee had reasonable cause to believe that his conduct was unlawful.

Section 5. Certain Limits on Indemnification. Notwithstanding any other provision of this Agreement (other than Section 6), Indemnitee shall not be entitled to:

(a) indemnification for any loss or liability unless all of the following conditions are met: (i) Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Company; (ii) Indemnitee was acting on behalf of or performing services for the Company; (iii) such loss or liability was not the result of gross negligence or willful misconduct; and (iv) such indemnification is recoverable only out of the Company’s net assets and not from the Company’s stockholders;

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(b) indemnification for any loss or liability arising from an alleged violation of federal or state securities laws unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to Indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to Indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws;

(c) indemnification hereunder if the Proceeding was one by or in the right of the Company and Indemnitee is adjudged to be liable to the Company;

(d) indemnification hereunder if Indemnitee is adjudged to be liable on the basis that personal benefit was improperly received in any Proceeding charging improper personal benefit to Indemnitee, whether or not involving action in the Indemnitee’s Corporate Status; or

(e) indemnification or advance of Expenses hereunder if the Proceeding was brought by Indemnitee, unless: (i) the Proceeding was brought to enforce indemnification under this Agreement, and then only to the extent in accordance with and as authorized by Section 12 of this Agreement, or (ii) the Company’s charter or Bylaws, a resolution of the stockholders entitled to vote generally in the election of directors or of the Board of Directors or an agreement approved by the Board of Directors to which the Company is a party expressly provide otherwise.

Section 6. Court-Ordered Indemnification. Subject to the limitations in Section 5(a) and (b), a court of appropriate jurisdiction, upon application of Indemnitee and such notice as the court shall require, may order indemnification of Indemnitee by the Company in the following circumstances:

(a) if such court determines that Indemnitee is entitled to reimbursement under Section 2-418(d)(1) of the MGCL, the court shall order indemnification, in which case Indemnitee shall be entitled to recover the Expenses of securing such reimbursement; or

(b) if such court determines that Indemnitee is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not Indemnitee (i) has met the standards of conduct set forth in Section 2-418(b) of the MGCL or (ii) has been adjudged liable for receipt of an improper personal benefit under Section 2-418(c) of the MGCL, the court may order such indemnification as the court shall deem proper. However, indemnification with respect to any Proceeding by or in the right of the Company or in which liability shall have been adjudged in the circumstances described in Section 2-418(c) of the MGCL shall be limited to Expenses.

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Section 7. Indemnification for Expenses of an Indemnitee Who is Wholly or Partly Successful. Subject to the limitations in Section 5, to the extent that Indemnitee was or is, by reason of his Corporate Status, made a party to (or otherwise becomes a participant in) any Proceeding and is successful, on the merits or otherwise, in the defense of such Proceeding, Indemnitee shall be indemnified for all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee under this Section 7 for all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with each such claim, issue or matter, allocated on a reasonable and proportionate basis. For purposes of this Section 7, and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

Section 8. Advance of Expenses for an Indemnitee. If, by reason of Indemnitee’s Corporate Status, Indemnitee is, or is threatened to be, made a party to any Proceeding, the Company shall, without requiring a preliminary determination of Indemnitee’s ultimate entitlement to indemnification hereunder, advance all reasonable Expenses incurred by or on behalf of Indemnitee in connection with (a) such Proceeding which is initiated by a third party who is not a stockholder of the Company or (b) such Proceeding which is initiated by a stockholder of the Company acting in his capacity as such and for which a court of competent jurisdiction specifically approves such advancement, and which relates to acts or omissions with respect to the performance of duties or services on behalf of the Company. Such advance or advances shall be made within ten days after the receipt by the Company of a statement or statements requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding and may be in the form of, in the reasonable discretion of Indemnitee (but without duplication) (a) payment of such Expenses directly to third parties on behalf of Indemnitee, (b) advancement to Indemnitee of funds in an amount sufficient to pay such Expenses or (c) reimbursement to Indemnitee for Indemnitee’s payment of such Expenses. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and shall include or be preceded or accompanied by a written affirmation by Indemnitee of Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Company as authorized by law and by this Agreement has been met and a written undertaking by or on behalf of Indemnitee, in substantially the form attached hereto as Exhibit A or in such form as may be required under applicable law as in effect at the time of the execution thereof, to reimburse the portion of any Expenses advanced to Indemnitee, together with the Applicable Legal Rate of interest thereon, relating to claims, issues or matters in the Proceeding as to which it shall ultimately be established, by clear and convincing evidence, that the standard of conduct has not been met by Indemnitee and which have not been successfully resolved as described in Section 7 of this Agreement. To the extent that Expenses advanced to Indemnitee do not relate to a specific claim, issue or matter in the Proceeding, such Expenses shall be allocated on a reasonable and proportionate basis. The undertaking required by this Section 8 shall be an unlimited general obligation by or on behalf of Indemnitee and shall be accepted without reference to Indemnitee’s financial ability to repay such advanced Expenses and without any requirement to post security therefor.

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Section 9. Indemnification and Advance of Expenses as a Witness or Other Participant. Subject to the limitations in Section 5, to the extent that Indemnitee is or may be, by reason of Indemnitee’s Corporate Status, made a witness or otherwise asked to participate in any Proceeding, whether instituted by the Company or any other party, and to which Indemnitee is not a party, Indemnitee shall be advanced all reasonable Expenses and indemnified against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith within ten days after the receipt by the Company of a statement or statements requesting any such advance or indemnification from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee.

Section 10. Procedure for Determination of Entitlement to Indemnification.

(a) To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. Indemnitee may submit one or more such requests from time to time and at such time(s) as Indemnitee deems appropriate in Indemnitee’s sole discretion. The officer of the Company receiving any such request from Indemnitee shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that Indemnitee has requested indemnification.

(b) Upon written request by Indemnitee for indemnification pursuant to Section 10(a) above, a determination, if required by applicable law, with respect to Indemnitee’s entitlement thereto shall promptly be made in the specific case: (i) if a Change in Control shall have occurred, by Independent Counsel, in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee, which Independent Counsel shall be selected by Indemnitee and approved by the Board of Directors in accordance with Section 2-418(e)(2)(ii) of the MGCL, which approval shall not be unreasonably withheld; or (ii) if a Change in Control shall not have occurred, (A) by the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors or, if such a quorum cannot be obtained, then by a majority vote of a duly authorized committee of the Board of Directors consisting solely of one or more Disinterested Directors, (B) if Independent Counsel has been selected by the Board of Directors in accordance with Section 2-418(e)(2)(ii) of the MGCL and approved by Indemnitee, which approval shall not be unreasonably withheld, by Independent Counsel, in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee or (C) if so directed by a majority of the members of the Board of Directors, by the stockholders of the Company. If it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten days after such determination. Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination in the discretion of the Board of Directors or Independent Counsel if retained pursuant to clause (ii)(B) of this Section 10(b). Any Expenses incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company shall indemnify and hold Indemnitee harmless therefrom.

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(c) The Company shall pay the reasonable fees and expenses of Independent Counsel, if one is appointed.

Section 11. Presumptions and Effect of Certain Proceedings.

(a) In making any determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 10(a) of this Agreement, and the Company shall have the burden of proof to overcome that presumption in connection with the making of any determination contrary to that presumption.

(b) The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, upon a plea of nolo contendere or its equivalent, or entry of an order of probation prior to judgment, does not create a presumption that Indemnitee did not meet the requisite standard of conduct described herein for indemnification.

(c) The knowledge and/or actions, or failure to act, of any other director, officer, employee or agent of the Company or any other director, trustee, officer, partner, manager, managing member, fiduciary, employee or agent of any other foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise shall not be imputed to Indemnitee for purposes of determining any other right to indemnification under this Agreement.

Section 12. Remedies of Indemnitee.

(a) If (i) a determination is made pursuant to Section 10(b) of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advance of Expenses is not timely made pursuant to Sections 8 or 9 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 10(b) of this Agreement within 60 days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to Sections 7 or 9 of this Agreement within ten days after receipt by the Company of a written request therefor, or (v) payment of indemnification pursuant to any other section of this Agreement or the charter or Bylaws of the Company is not made within ten days after a determination has been made that Indemnitee is entitled to indemnification, Indemnitee shall be entitled to an adjudication in an appropriate court located in the State of Maryland, or in any other court of competent jurisdiction, of Indemnitee’s entitlement to such indemnification or advance of Expenses. Alternatively, Indemnitee, at Indemnitee’s option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Indemnitee shall commence a proceeding seeking an adjudication or an award in arbitration within 180 days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 12(a); provided, however, that the foregoing clause shall not apply to a proceeding brought by Indemnitee to enforce his rights under Section 7 of this Agreement. Except as set forth herein, the provisions of Maryland law (without regard to its conflicts of laws rules) shall apply to any such arbitration. The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

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(b) In any judicial proceeding or arbitration commenced pursuant to this Section 12, Indemnitee shall be presumed to be entitled to indemnification or advance of Expenses, as the case may be, under this Agreement and the Company shall have the burden of proving that Indemnitee is not entitled to indemnification or advance of Expenses, as the case may be. If Indemnitee commences a judicial proceeding or arbitration pursuant to this Section 12, Indemnitee shall not be required to reimburse the Company for any advances pursuant to Section 8 of this Agreement until a final determination is made with respect to Indemnitee’s entitlement to indemnification (as to which all rights of appeal have been exhausted or lapsed). The Company shall, to the fullest extent not prohibited by law, be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 12 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all of the provisions of this Agreement.

(c) If a determination shall have been made pursuant to Section 10(b) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 12, absent a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification.

(d) In the event that Indemnitee is successful in seeking, pursuant to this Section 12, a judicial adjudication of or an award in arbitration to enforce Indemnitee’s rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company for, any and all Expenses actually and reasonably incurred by him in such judicial adjudication or arbitration. If it shall be determined in such judicial adjudication or arbitration that Indemnitee is entitled to receive part but not all of the indemnification or advance of Expenses sought, the Expenses incurred by Indemnitee in connection with such judicial adjudication or arbitration shall be appropriately prorated.

(e) Interest shall be paid by the Company to Indemnitee at the maximum rate allowed to be charged for judgments under the Courts and Judicial Proceedings Article of the Annotated Code of Maryland for amounts which the Company pays or is obligated to pay for the period (i) commencing with either the tenth day after the date on which the Company was requested to advance Expenses in accordance with Sections 8 or 9 of this Agreement or the 60th day after the date on which the Company was requested to make the determination of entitlement to indemnification under Section 10(b) of this Agreement, as applicable, and (ii) ending on the date such payment is made to Indemnitee by the Company.

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Section 13. Defense of the Underlying Proceeding.

(a) Indemnitee shall notify the Company promptly in writing upon being served with any summons, citation, subpoena, complaint, indictment, request or other document relating to any Proceeding which may result in the right to indemnification or the advance of Expenses hereunder and shall include with such notice a description of the nature of the Proceeding and a summary of the facts underlying the Proceeding. The failure to give any such notice shall not disqualify Indemnitee from the right, or otherwise affect in any manner any right of Indemnitee, to indemnification or the advance of Expenses under this Agreement unless the Company’s ability to defend in such Proceeding or to obtain proceeds under any insurance policy is materially and adversely prejudiced thereby, and then only to the extent the Company is thereby actually so prejudiced.

(b) Subject to the provisions of the last sentence of this Section 13(b) and of Section 13(c) below, the Company shall have the right to defend Indemnitee in any Proceeding which may give rise to indemnification hereunder; provided, however, that the Company shall notify Indemnitee of any such decision to defend within 15 calendar days following receipt of notice of any such Proceeding under Section 13(a) above. The Company shall not, without the prior written consent of Indemnitee, which shall not be unreasonably withheld or delayed, consent to the entry of any judgment against Indemnitee or enter into any settlement or compromise which (i) includes an admission of fault of Indemnitee, (ii) does not include, as an unconditional term thereof, the full release of Indemnitee from all liability in respect of such Proceeding, which release shall be in form and substance reasonably satisfactory to Indemnitee or (iii) would impose any Expense, judgment, fine, penalty or limitation on Indemnitee. This Section 13(b) shall not apply to a Proceeding brought by Indemnitee under Section 12 of this Agreement.

(c) Notwithstanding the provisions of Section 13(b) above, if in a Proceeding to which Indemnitee is a party by reason of Indemnitee’s Corporate Status, (i) Indemnitee reasonably concludes, based upon an opinion of counsel approved by the Company, which approval shall not be unreasonably withheld, that Indemnitee may have separate defenses or counterclaims to assert with respect to any issue which may not be consistent with other defendants in such Proceeding, (ii) Indemnitee reasonably concludes, based upon an opinion of counsel approved by the Company, which approval shall not be unreasonably withheld, that an actual or apparent conflict of interest or potential conflict of interest exists between Indemnitee and the Company, or (iii) if the Company fails to assume the defense of such Proceeding in a timely manner, Indemnitee shall be entitled to be represented by separate legal counsel of Indemnitee’s choice, subject to the prior approval of the Company, which approval shall not be unreasonably withheld, at the expense of the Company. In addition, if the Company fails to comply with any of its obligations under this Agreement or in the event that the Company or any other person takes any action to declare this Agreement void or unenforceable, or institutes any Proceeding to deny or to recover from Indemnitee the benefits intended to be provided to Indemnitee hereunder, Indemnitee shall have the right to retain counsel of Indemnitee’s choice, subject to the prior approval of the Company, which approval shall not be unreasonably withheld, at the expense of the Company (subject to Section 12(d) of this Agreement), to represent Indemnitee in connection with any such matter.

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Section 14. Non-Exclusivity; Survival of Rights; Subrogation.

(a) The rights of indemnification and advance of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the charter or Bylaws of the Company, any agreement or a resolution of the stockholders entitled to vote generally in the election of directors or of the Board of Directors, or otherwise. Unless consented to in writing by Indemnitee, no amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his Corporate Status prior to such amendment, alteration or repeal, regardless of whether a claim with respect to such action or inaction is raised prior or subsequent to such amendment, alteration or repeal. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right or remedy shall be cumulative and in addition to every other right or remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion of any right or remedy hereunder, or otherwise, shall not prohibit the concurrent assertion or employment of any other right or remedy.

(b) In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

Section 15. Insurance.

(a) The Company will use its reasonable best efforts to acquire directors and officers liability insurance, on terms and conditions deemed appropriate by the Board of Directors, with the advice of counsel, covering Indemnitee or any claim made against Indemnitee by reason of his Corporate Status and covering the Company for any indemnification or advance of Expenses made by the Company to Indemnitee for any claims made against Indemnitee by reason of his Corporate Status. In the event of a Change in Control, the Company shall maintain in force any and all directors and officers liability insurance policies that were maintained by the Company immediately prior to the Change in Control for a period of six years with the insurance carrier or carriers and through the insurance broker in place at the time of the Change in Control; provided, however, (i) if the carriers will not offer the same policy and an expiring policy needs to be replaced, a policy substantially comparable in scope and amount shall be obtained and (ii) if any replacement insurance carrier is necessary to obtain a policy substantially comparable in scope and amount, such insurance carrier shall have an AM Best rating that is the same or better than the AM Best rating of existing insurance carrier; provided, further, however, in no event shall the Company be required to expend in the aggregate in excess of 300% of the annual premium or premiums paid by the Company for directors and officers liability insurance in effect on the date of the Change in Control. In the event that 300% of the annual premium paid by the Company for such existing directors and officers liability insurance is insufficient for such coverage, the Company shall spend up to that amount to purchase such lesser coverage as may be obtained with such amount.

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(b) Without in any way limiting any other obligation under this Agreement, the Company shall indemnify Indemnitee for any payment by Indemnitee arising out of the amount of any deductible or retention and the amount of any excess of the aggregate of all judgments, penalties, fines, settlements and Expenses incurred by Indemnitee in connection with a Proceeding over the coverage of any insurance referred to in the previous sentence. The purchase, establishment and maintenance of any such insurance shall not in any way limit or affect the rights or obligations of the Company or Indemnitee under this Agreement except as expressly provided herein, and the execution and delivery of this Agreement by the Company and Indemnitee shall not in any way limit or affect the rights or obligations of the Company under any such insurance policies. If, at the time the Company receives notice from any source of a Proceeding to which Indemnitee is a party or a participant (as a witness or otherwise), the Company has director and officer liability insurance in effect, the Company shall give prompt notice of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies.

Section 16. Coordination of Payments. The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable or payable or reimbursable as Expenses hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

Section 17. Contribution. If the indemnification provided in this Agreement is unavailable in whole or in part and may not be paid to Indemnitee for any reason, other than for failure to satisfy the standard of conduct set forth in Section 4 or due to the provisions of Section 5, then, with respect to any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), to the fullest extent permissible under applicable law, the Company, in lieu of indemnifying and holding harmless Indemnitee, shall pay, in the first instance, the entire amount incurred by Indemnitee, whether for Expenses, judgments, penalties, and/or amounts paid or to be paid in settlement, in connection with any Proceeding without requiring Indemnitee to contribute to such payment, and the Company hereby waives and relinquishes any right of contribution it may have at any time against Indemnitee.

Section 18. Reports to Stockholders. To the extent required by the MGCL, the Company shall report in writing to its stockholders the payment of any amounts for indemnification of, or advance of Expenses to, Indemnitee under this Agreement arising out of a Proceeding by or in the right of the Company with the notice of the meeting of stockholders of the Company next following the date of the payment of any such indemnification or advance of Expenses or prior to such meeting.

Section 19. Duration of Agreement; Binding Effect.

(a) This Agreement shall continue until and terminate on the later of (i) the date that Indemnitee shall have ceased to serve as a director, officer, employee or agent of the Company or as a director, trustee, officer, partner, manager, managing member, fiduciary, employee or agent of any other foreign or domestic corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise that such person is or was serving in such capacity at the request of the Company and (ii) the date that Indemnitee is no longer subject to any actual or possible Proceeding (including any rights of appeal thereto and any Proceeding commenced by Indemnitee pursuant to Section 12 of this Agreement).

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(b) The indemnification and advance of Expenses provided by, or granted pursuant to, this Agreement shall be binding upon and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent of the Company or a director, trustee, officer, partner, manager, managing member, fiduciary, employee or agent of any other foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise that such person is or was serving in such capacity at the request of the Company, and shall inure to the benefit of Indemnitee and Indemnitee’s spouse, assigns, heirs, devisees, executors and administrators and other legal representatives.

(c) The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

(d) The Company and Indemnitee agree that a monetary remedy for breach of this Agreement, at some later date, may be inadequate, impracticable and difficult of proof, and further agree that such breach may cause Indemnitee irreparable harm. Accordingly, the parties hereto agree that Indemnitee may enforce this Agreement by seeking injunctive relief and/or specific performance hereof, without any necessity of showing actual damage or irreparable harm and that by seeking injunctive relief and/or specific performance, Indemnitee shall not be precluded from seeking or obtaining any other relief to which Indemnitee may be entitled. Indemnitee shall further be entitled to such specific performance and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bonds or other undertakings in connection therewith. The Company acknowledges that, in the absence of a waiver, a bond or undertaking may be required of Indemnitee by a court, and the Company hereby waives any such requirement of such a bond or undertaking.

Section 20. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section, paragraph or sentence of this Agreement containing any such provision held to be invalid, illegal or unenforceable that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section, paragraph or sentence of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

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Section 21. Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. One such counterpart signed by the party against whom enforceability is sought shall be sufficient to evidence the existence of this Agreement.

Section 22. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

Section 23. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

Section 24. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, on the day of such delivery, or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

(a)	If to Indemnitee, to the address set forth on the signature page hereto.

(b)	If to the Company, to:

Sentio Healthcare Properties, Inc.

189 South Orange Avenue, Suite 1700

Orlando, FL 32801

Attn: President

or to such other address as may have been furnished in writing to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.

Section 25. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Maryland, without regard to its conflicts of laws rules.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

SENTIO HEALTHCARE PROPERTIES, INC.

By:
Name:
Title:

INDEMNITEE

Name:
Address:

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Exhibit A to Director Indemnification Agreement

AFFIRMATION AND UNDERTAKING TO REPAY EXPENSES ADVANCED

To: The Board of Directors of Sentio Healthcare Properties, Inc.

Re: Affirmation and Undertaking

Ladies and Gentlemen:

This Affirmation and Undertaking is being provided pursuant to that certain Indemnification Agreement, dated the     day of             , 20 , by and between Sentio Healthcare Properties, Inc., a Maryland corporation (the “Company”), and the undersigned Indemnitee (the “Indemnification Agreement”), pursuant to which I am entitled to advance of Expenses in connection with [Description of Proceeding] (the “Proceeding”).

Terms used herein and not otherwise defined shall have the meanings specified in the Indemnification Agreement.

I am subject to the Proceeding by reason of my Corporate Status or by reason of alleged actions or omissions by me in such capacity. I hereby affirm my good faith belief that at all times, insofar as I was involved as an officer of the Company, in any of the facts or events giving rise to the Proceeding, I (1) did not act with bad faith or active or deliberate dishonesty, (2) did not receive any improper personal benefit in money, property or services and (3) in the case of any criminal proceeding, had no reasonable cause to believe that any act or omission by me was unlawful.

In consideration of the advance of Expenses by the Company for reasonable attorneys’ fees and related Expenses incurred by me in connection with the Proceeding (the “Advanced Expenses”), I hereby agree that if, in connection with the Proceeding, it is established that (1) an act or omission by me was material to the matter giving rise to the Proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty or (2) I actually received an improper personal benefit in money, property or services or (3) in the case of any criminal proceeding, I had reasonable cause to believe that the act or omission was unlawful, then I shall promptly reimburse the portion of the Advanced Expenses, together with the Applicable Legal Rate of interest thereon, relating to the claims, issues or matters in the Proceeding as to which the foregoing findings have been established.

IN WITNESS WHEREOF, I have executed this Affirmation and Undertaking on this     day of             , 20            .

Name:

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EXHIBIT B

FORM OF MANAGEMENT RIGHTS LETTER

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